Exhibit 10.9

PURCHASE OPTION AGREEMENT

THIS PURCHASE OPTION AGREEMENT (the “Agreement”) is made as of the 20th day of April, 2011, by STAG INVESTMENTS III, LLC, a Delaware limited liability company (the “Fund”), in favor of STAG INDUSTRIAL OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership”).

BACKGROUND:

A.                                   STAG Industrial, Inc., a Maryland corporation (the “REIT”), which is the sole member of STAG Industrial GP, LLC, a Delaware limited liability company (the “General Partner”), which in turn is the sole general partner of the Operating Partnership, and the Operating Partnership are engaging in various related transactions, including the initial public offering of the REIT’s common stock (the “IPO”), the net proceeds of which will be contributed to the Operating Partnership, and the Contribution Transaction (defined below), to consolidate the ownership of a portfolio of primarily single tenant real estate assets.

B.                                     On or about the date hereof, the Fund (i) created a new, wholly owned subsidiary, STAG III Properties, LLC, a Delaware limited liability company (“Retained Holdings”), (ii) caused STAG Investments Holdings III, LLC, a Delaware limited liability company (“Holdings”), to create a new, wholly-owned subsidiary, STAG III Mason 2, LLC, a Delaware limited liability company (“Mason 2”), (iii) through Holdings, caused STAG III Mason, LLC to convey the property described on Exhibit C-1 to Mason 2, and (iv) caused Holdings to transfer 100% of the ownership interests in Mason 2 and each of the special purpose entities listed on Exhibit A attached hereto and incorporated herein (collectively, the “Property Entities” and each, a “Property Entity”) to Retained Holdings.

C.                                     Each Property Entity holds title to the real estate asset listed to the right of its name on Exhibit A (collectively, the “Real Estate Assets” and each, a “Real Estate Asset”), which Real Estate Assets (i) are located on the parcels of land described in Exhibits C-1 through C-3 (such tracts or parcels of land, together with the rights and appurtenances pertaining to each parcel or tract of land, including any right, title and interest in and to adjacent streets, alleys or rights-of-way, the “Land”), (ii) include the buildings, structures, fixtures and other improvements on the Land (the “Improvements”) and the tangible and intangible personal property owned by the Property Entities used or useful in connection with the businesses being carried out on the Land and in the Improvements (the “Personal Property”), and (iii) are affected by each lease and other occupancy agreement for any portion of the Land or the Improvements (the “Leases”), including all deposits and escrows held in connection therewith, and each other contract relating to the operation or use of the Land and Improvements [(other than any property management agreements)] (the “Other Contracts”).  The Land, Improvements, Personal Property, Leases and Other Contracts related to a given Real Estate Asset shall be referred to herein collectively as a “Property”.

D.                                    On or about the date hereof, the Fund will contribute 100% of the membership interests in Holdings to the Operating Partnership (the “Contribution Transaction”) in

exchange for common units of limited partnership interests in the Operating Partnership (“OP Units”) pursuant to that certain Contribution Agreement (the “Contribution Agreement”), dated as of April 4, 2011, by and among the Fund, the Operating Partnership and the REIT.

E.                                      In connection with the transfer of the ownership interests in the Property Entities to Retained Holdings and the Contribution Transaction, Bank of America, N.A., for itself and certain other lenders (collectively, the “Lender”) has made a loan to Retained Holdings and the Property Entities in the principal amount of approximately $22,755,511 (the “Loan”), which is secured by first mortgages on the Properties.  The proceeds of the Loan were used to repay a portion of a loan made by Lender to Holdings, the Property Entities and others that was secured in part by the Properties and to obtain the release of the Properties from mortgages securing said loan.

F.                                      The Fund desires to grant the Operating Partnership (or its designee) an option to acquire 100% of the ownership interests in each of the Property Entities, on the terms and conditions set forth herein.

A G R E E M E N T:

Now, therefore, in consideration of the execution and delivery of the Contribution Agreement and the payment by the Operating Partnership of Ten and 00/100 Dollars ($10.00) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                       Definitions.  The following capitalized terms used in this Agreement but not otherwise defined in this Agreement have the meanings set forth below:

“Affiliate” means, with respect to any specified person, a person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with the specified person.

“Appraisal” means an Approved Appraiser’s determination of a given Property’s fair market value at the time of such determination.

“Approved Appraiser” means a Qualified Appraiser selected by the Fund (the “Proposed Appraiser”) and approved by the Operating Partnership, which approval shall not be unreasonably withheld, conditioned or delayed.  If, within five (5) business days of receiving written notice of a Proposed Appraiser from the Fund, the Operating Partnership has not responded to such notice with specific concerns about the Proposed Appraiser, the Proposed

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Appraiser shall be deemed an Approved Appraiser.  For purposes of the exercise of an Option in connection with the liquidation or dissolution of the Fund, a Qualified Appraiser who prepared the last appraisal shall be deemed an Approved Appraiser.

“Control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Encumbrances” means any pledge, claim, lien, option, charge, security interest, restriction, mortgage, deed of trust, encumbrance, right of assignment, purchase right, license or other rights of any nature whatsoever of any third party.

“Offer” means a bona fide offer from a User for the purchase of any Property or the ownership interests in any Property Entity that the Fund would be willing to accept, which bona fide offer sets forth the purchase price and all other material terms of the transaction.

“Offer Property” means a Property that is the subject of an Offer.

“Option Exercise Notice” means a Stabilization Option Exercise Notice, User Sale Option Exercise Notice or a Liquidation Option Exercise Notice, as applicable.

“Option Notice” means a Stabilization Notice, a User Sale Notice or a Liquidation Notice, as applicable.

“Permitted Encumbrance” means (i) any lien securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued; (ii) zoning laws and ordinances generally applicable to the district in which a Property is located; (iii) liens imposed by laws, such as carriers’, warehousemen’s, carriers’ and mechanics’ liens, and other similar liens arising in the ordinary course of business that secure payment of obligations not more than 93 days past due or that are being contested in good faith by appropriate proceedings diligently pursued; (iv) easements for public utilities and other access and use easements that do not have a material adverse effect upon a Property; (v) the Leases; and (vi) any exceptions listed on Exhibit D attached hereto and incorporated herein.

“Purchase and Sale Agreement” means, with respect to any Property, a Purchase and Sale Agreement in the form attached hereto as Exhibit E modified to include specific information regarding said Property (e.g., address and legal description) and to reflect other changes that are customary or necessary for the jurisdiction in which the Property is located.  Nothing in this Agreement shall preclude a Purchase and Sale Agreement from addressing more than one Property.

“Qualified Appraiser” means an appraiser, who is not Affiliated with the Fund or its

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Affiliates, who has at least ten (10) years of commercial real estate appraising experience in the geographic area of the applicable Property and with respect to properties of a similar type as the Property and who is MAI certified.

“Stabilization” means, with respect to any Property, that eighty-five percent (85%) of the rentable square feet of the building(s) on said Property is subject to one or more leases, each with a term of no less than two (2) years then remaining.

“User” means a person or entity that is not an Affiliate of the Fund that submits a written offer to purchase a Property and intends that it or its Affiliates will occupy substantially all of the Property once any existing leases have expired.

2.                                       Grant of Option.  Subject to the terms and conditions contained herein, the Fund hereby grants to the Operating Partnership (or its designee) the right and option (the “Option”) to purchase each Property (via the transfer of ownership interests in the applicable Property Entity) (each, an “Option Property” and collectively, the “Option Properties”), in its “as-is”, condition free and clear of any Encumbrances, except the Permitted Encumbrances, for the Option Price (defined below).  Except as otherwise provided in this Agreement, upon the Operating Partnership’s exercise of the Option in accordance with Section 3, the Fund shall be unconditionally obligated to cause Retained Holdings to sell the ownership interests in the applicable Property Entity to the Operating Partnership (or its designee) for the Option Price.  The closing of such sale (the “Closing”) shall occur on the date that is seventy-five (75) days after the Fund’s receipt of an Option Exercise Notice or if such date is not a business day, the next business day (the “Closing Date”); provided, however, that the parties may agree in writing upon an earlier date.  If the Fund fails to cause Retained Holdings to sell the ownership interests in the applicable Property Entity to the Operating Partnership (or its designee) as and when required by this Agreement, then, in addition to its other remedies, the Operating Partnership shall be entitled to specific performance of the Fund’s obligations hereunder.  If not previously exercised, the Option granted hereunder shall automatically terminate on the date that is five (5) years after the Effective Date (the “Expiration Date”); provided however that if, as of the Expiration Date there shall be an outstanding Stabilization Notice, User Sale Notice or Liquidation Notice and the Operating Partnership’s applicable election period thereunder (as set forth in Section 3(b) below) shall not have expired, the Expiration Date shall be extended until the business day after the expiration of such election period and provided further that if the Operating Partnership timely delivers an Option Exercise Notice within such election period, the Expiration Date shall be further extended until the date that is the earlier of (a) ninety (90) days after the delivery of the Option Exercise Notice or (b) the scheduled Closing Date.

3.                                       Method and Terms of Exercise.

(a)                                  Notice.

(i)                                     Within thirty (30) days of a Property achieving Stabilization, the Fund shall send written notice to the Operating Partnership of such Stabilization (the “Stabilization Notice”), which notice shall include the name of the Proposed Appraiser and a copy of the

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Purchase and Sale Agreement.  Upon the Operating Partnership’s approval or deemed approval of the Proposed Appraiser, the Fund shall, at its sole cost and expense, engage the Approved Appraiser to prepare an Appraisal for said Property.  The Fund shall, within ten (10) days of receipt of the Appraisal, send a copy of the Appraisal to the Operating Partnership.

(ii)                                  Within ten (10) days of receipt of an Offer, the Fund shall provide written notice to the Operating Partnership of said Offer (the “User Sale Notice”), which notice shall include a copy of the Offer and a copy of the Purchase and Sale Agreement.

(iii)                               If the Fund’s member(s) elect to terminate and dissolve the Fund while the Fund still owns any Property that is subject to the provisions of this Agreement, the Fund shall provide written notice to the Operating Partnership of its decision to terminate and dissolve (the “Liquidation Notice”), which notice shall include evidence of the termination or liquidation election, a list of the Properties still subject to this Agreement, a copy of the most recent Appraisal for any Property that remains subject to this Agreement and a copy of the Purchase and Sale Agreement.

(b)                                 Exercise of Option.  Upon receipt of an Option Notice, the Operating Partnership shall have ninety (90) days from receipt of a Stabilization Notice and thirty (30) days from receipt of a User Sale Notice or a Liquidation Notice to send written notice to the Fund of its intention to exercise the Option with respect to the ownership interests in any Property Entity owning a Property that is the subject to said notice (any such notice sent by the Operating Partnership to the Fund being referred to herein as a “Stabilization Option Exercise Notice”, a “User Sale Option Exercise Notice”, or a “Liquidation Option Exercise Notice”, as applicable and each, an “Option Exercise Notice”), a signed counterpart of the Purchase and Sale Agreement and a non-refundable earnest money deposit equal to five percent (5%) of the Option Price (the “Deposit’).  The Fund shall deliver a signed counterpart of the Purchase and Sale Agreement to the Operating Partnership upon confirmation from the escrow agent identified in the Purchase and Sale Agreement that the Deposit has been received.  The parties agree that if the Option Price is not known at the time of delivery of a Liquidation Option Exercise Notice, the purchase price set forth in the Purchase and Sale Agreement shall be the Operating Partnership’s reasonable estimate of the fair market value of the applicable Property and the Deposit shall be five percent (5%) of said estimated fair market value, provided that once the Appraisals for the applicable Properties are received, the parties shall promptly enter into an amendment to the Purchase and Sale Agreement that changes the purchase price to an amount equal to the fair market value of the Properties as set forth in the Appraisals.

(c)                                  No Exercise of Option.  If the Fund does not receive a Stabilization Option Exercise Notice or a User Sale Option Exercise Notice, as applicable, within the applicable election period, the Option with respect to the ownership interests in the Property Entity owning the Stabilized Property or the Offer Property, as applicable, shall automatically terminate.  If the Fund does not receive a Liquidation Option Exercise Notice within the thirty (30) day election period, this Agreement shall automatically terminate.  If the Fund receives a Liquidation Option Exercise Notice with respect to some but not all of the Properties that remain subject to this Agreement, the Option with respect to the ownership interests in the Property Entities that are

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not indentified in the Liquidation Option Exercise Notice shall automatically terminate.  Notwithstanding the foregoing, in the event that the Fund does not receive a User Sale Option Exercise Notice within the thirty (30) day election period, the Fund shall have the right, during the period commencing on the expiration of said thirty (30) day election period and ending on the later of: (i) sixty (60) days after the closing date set forth in the Offer or (ii) one hundred eighty (180) days after the date of said Offer (the “Offer Property Sale Period”), to sell the Offer Property to the User or any other person on terms that are no more favorable to the buyer than those set forth in the Offer, except the purchase price can be as low as ninety percent (90%) of the purchase price set forth in the Offer; provided that if the Fund is unable to sell the Offer Property during the Offer Property Sale Period on terms no more favorable to the buyer than those set forth in the Offer (other than purchase price), the Option with respect to the ownership interests in the Property Entity owning said Offer Property shall automatically revive and thereafter be subject to the terms and conditions of this Agreement.  If the sale of the Offer Property happens as set forth in the Offer, the Operating Partnership or its designee shall receive from the Fund, in cancellation of such Option, twenty-five percent (25%) of the portion of the sale price that exceeds the sum of the Fund’s undepreciated cost of the Property and the sale closing costs (e.g., attorneys’ fees, recording fees, escrow fees and other closing costs incurred by the Fund).

(d)                                 Inspection.  So long as the Operating Partnership has an Option with respect to a Property, the Fund shall permit the Operating Partnership and its agents, on at least forty-eight (48) hours advance notice, to enter upon said Property, subject to the rights of any tenants, during regular business hours, to make such surveys, inspections and tests as may reasonably be reasonably necessary in connection with its examination of the Property.  The Operating Partnership shall repair any damage it or its agents may cause to the Property as a result of any such inspections or tests or any other related damage caused by the Operating Partnership or its agents, and further shall indemnify, defend and hold the Fund, Retained Holdings and the applicable Property Entity and their respective owners, managers, directors, officers, employees, licensees and invitees harmless from and against any and all claims, losses, damages and expenses, including, without limitation, reasonable attorneys’ fees, suffered by the Fund, Retained Holdings, the applicable Property Entity or their respective owners, managers, directors, officers, employees, licensees or invitees (collectively, the “Fund Indemnified Parties”) as a direct result of the entry by the Operating Partnership or its agents upon, or acts upon, any Property in connection with any such inspections or tests or any other related damage to the Property caused by the Operating Partnership or its agents; provided, however, in no event shall the Operating Partnership be liable for punitive damages resulting from its inspections, tests or entry or for any damages solely attributable to the willful misconduct or gross negligence of any Fund Indemnified Party.  Notwithstanding the foregoing, upon the effectiveness of a Purchase and Sale Agreement, the Operating Partnership’s (or its designee’s) right to inspect the applicable Property shall be governed by the terms of the Purchase and Sale Agreement.

(e)                                  Information.  So long as the Operating Partnership has an Option with respect to the ownership interests in a Property Entity, the Fund (i) shall permit (and shall cause Retained Holdings and the applicable Property Entity to permit) the Operating Partnership and its agents to review all books, records, leases, service contracts, environmental reports, soil reports,

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engineering reports, surveys and other documentation with respect to said Property that are in the possession and control of the Fund, Retained Holdings or the applicable Property Entity and reasonably requested by the Operating Partnership, [and (ii) shall provide (or cause to be provided), upon written request from the Operating Partnership, a report regarding the status of said Property, on a quarterly basis, which report shall include unaudited financial statements and such other information and data as the Operating Partnership may reasonably request regarding said Property (to the extent such information and data is in the possession and control of the Fund, Retained Holdings or the applicable Property Entity).  The parties agree that to the extent the Operating Partnership or any of its Affiliates is providing administrative or management services to the Fund, Retained Holdings or a Property Entity with respect to any Property, the Fund shall be deemed to have satisfied its obligation under this Section 3(e) to the extent that the information requested under this Section 3(e) is available to the Operating Partnership or its Affiliates in connection with the performance of such administrative or management services, and such information shall be deemed to have been delivered by the Fund to the Operating Partnership pursuant to this Section 3(e).]  Notwithstanding the foregoing, upon the effectiveness of a Purchase and Sale Agreement, the Operating Partnership’s (or its designee’s) rights to review books, records, leases, service contracts, environmental reports, soil reports, engineering reports, surveys and other documentation with respect to the applicable Property and to receive reports regarding the status of the applicable Property shall be governed by the terms of the Purchase and Sale Agreement.

(f)                                    [Revocation.  Notwithstanding anything to the contrary contained in this Agreement or the applicable Purchase and Sale Agreement, the Operating Partnership may decide at any time after delivery of an Option Exercise Notice, but before the Closing Date for the Option Property, not to proceed with the acquisition of said Option Property by delivering written notice to the Fund prior to the Closing Date.  If the Operating Partnership revokes its Option Exercise Notice in accordance with this Section 3(f), the Option with respect to the Option Property specified in such Option Exercise Notice shall terminate and the Fund shall be entitled to retain the Deposit.]

4.                                       Option Price; Payment of Option Price; Taxes; Closing Costs; Prorations.

(a)                                  Option Price.  The purchase price (the “Option Price”) for the Option Property shall be: (a) with respect to a Property being purchased under a Stabilization Option Exercise Notice, the fair market value set forth in the Appraisal for the applicable Property; (b) with respect to a Property being purchased under a User Sale Option Exercise Notice, the purchase price set forth in the Offer; and (c) with respect to a Property being purchased under a Liquidation Option Exercise Notice, the fair market value as set forth in the Appraisal for the applicable Property; provided, however, for purposes of this clause (c), if the Appraisal for said Property is more than six (6) months old as of the date the Fund receives the Liquidation Option Exercise Notice, then, within forty-five (45) days of receiving the Liquidation Option Exercise Notice, the Fund shall, at its sole cost and expense, have the fair market value of such Property determined by a Qualified Appraiser and deliver a copy of such Appraisal to the Operating Partnership promptly (but in no event later than three (3) business days) after receiving the same.

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(b)                                 Payment of Option Price.  On the Closing Date, the Option Price shall be payable by the Operating Partnership (or its designee) in accordance with the terms of the Purchase and Sale Agreement.

(c)                                  Taxes.  If the transactions contemplated by this Agreement are consummated, then the following regarding taxes shall apply:

(i)                                     If the Option Price consists all or in part of OP Units, the transfer, assignment and exchange contemplated by this Agreement shall constitute a “Capital Contribution” to the Operating Partnership under the Operating Partnership Agreement and is intended to be governed by Section 721(a) of the Code to the extent the Option Price consists of OP Units, and the Fund and the Operating Partnership shall report this transaction consistent with such treatment.

(ii)                                  The Fund, on the one hand, and the Operating Partnership, on the other hand, shall provide each other with such cooperation and information relating to an Option Property as the parties reasonably may request in (A) filing any tax return, amended tax return or claim for tax refund, (B) determining any liability for taxes or a right to a tax refund, or (C) conducting or defending any proceeding in respect of taxes.  From the date hereof and subsequent to the Closing, the Fund agrees to provide the Operating Partnership with such tax information relating to the Properties and the Property Entities that is in the Fund’s possession or control and that is reasonably requested by the Operating Partnership and to cooperate with the Operating Partnership with respect to the filing of its tax returns, including, without limitation, the depreciation and amortization schedules for Properties, as kept for both book and tax purposes, showing original basis and accumulated depreciation or amortization as of the Closing Date and basis information as of the Closing Date (computed for both book and tax purposes, if different) for all non-depreciable, non amortizable assets held by any of the Property Entities.  The Fund further agrees to notify the Operating Partnership, in writing, of any audits that could affect the amounts shown on the returns of the Operating Partnership for any taxable period.  The provisions of this section shall survive the Closing.  Any time after the Closing Date, the Operating Partnership shall promptly notify the Fund in writing upon receipt by the Operating Partnership or any of its Affiliates of notice of (y) any pending or threatened tax audits or assessments with respect to an Option Property, and (z) any pending or threatened federal, state, local or foreign tax audits or assessments of the Operating Partnership or any of its Affiliates, in each case which may affect the liabilities for taxes of the Fund with respect to any tax period ending on or before the Closing Date.  The Fund shall promptly notify the Operating Partnership in writing upon receipt by the Fund of notice of any pending or threatened federal, state, local or foreign tax audits or assessments relating to the income, properties or operations of the Fund.  The Operating Partnership, on the one hand, and the Fund, on the other hand, may participate at its own expense in the prosecution of any claim or audit with respect to taxes attributable to any taxable period ending on or before the Closing Date, provided, that the Fund shall have the right to control the conduct of any such audit or proceeding or portion thereof for which the Fund has acknowledged liability for the payment of additional tax liability, and the Operating Partnership shall have the right to control any other audits and proceedings.  Notwithstanding the foregoing, neither the Operating Partnership, on the one hand, nor the Fund, on the other hand, may settle or

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otherwise resolve any such claim, suit or proceeding which could have an adverse tax effect on the other party or its direct or indirect owners without the written consent of the other party, such written consent not to be unreasonably withheld or delayed.  The Operating Partnership and the Fund shall retain all tax returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such tax returns and other documents relate and until the final determination of any tax in respect of such years.

(iii)                               With respect to an Option Property that is, in whole or in part, directly or indirectly contributed to the Operating Partnership as provided in Section 4(c)(i), the Operating Partnership shall use the “traditional method”, as described in Treasury Regulation Section 1.704-3(b), to make allocations of taxable income and loss among the partners of the Operating Partnership.

(iv)                              The Operating Partnership shall pay the cost of all documentary transfer taxes or other transfer or recording taxes arising from the sale of an Option Property pursuant to the exercise by the Operating Partnership of the Option.

(d)                                 Closing Costs.  Any recording fees, escrow fees, transfer taxes and other closing costs shall be allocated between the parties in accordance with the terms of this Agreement and the Purchase and Sale Agreement.

(e)                                  Prorations.  To the extent not paid directly by the tenants of the Properties, real property taxes and all other items customarily apportioned in connection with sales of similar properties similarly located shall be adjusted and apportioned at the Closing in accordance with the terms of the Purchase and Sale Agreement.

5.                                     Representations and Warranties.  As a material inducement to the Operating Partnership entering into this Agreement, the Fund hereby makes for the benefit of the Operating Partnership each of the representations and warranties set forth in this Section 5, which representations and warranties are true and correct as of the date hereof, and hereby covenants as follows:

(a)                                  Organization; Authority.  The Fund is duly formed, validly existing and in good standing (to the extent applicable) under the laws of its jurisdiction of formation.  The Fund has full right, authority, power and capacity: (a) to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of the Fund pursuant to this Agreement, and (b) to carry out the transactions contemplated hereby and thereby.  This Agreement and each agreement, document and instrument executed and delivered by or on behalf of the Fund pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the Fund, each enforceable in accordance with its respective terms.  The execution, delivery and performance of this Agreement and each such agreement, document and instrument by or on behalf of the Fund: (i) does not and will not violate any foreign, federal, state, local or other laws

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applicable to the Fund or require the Fund to obtain any approval, consent or waiver of, or foreign, federal, state, local or other laws applicable to the Fund or require the Fund to obtain any approval, consent or waiver of, or make any filing with, any person or authority (governmental or otherwise) that has not been obtained or made prior to the date hereof, and (ii) does not and will not violate any term, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, lease or other instrument to which the Fund is a party or by which the property of the Fund is bound or affected.

(b)                                 Title to the Option Property; No Agreements to Sell.  The Fund directly owns or will own at the Closing Date, free and clear of any Encumbrances (other than Permitted Encumbrances), all of the membership interests in Retained Holdings, and the Fund indirectly owns or will own at the Closing Date, free and clear of any Encumbrances (other than Permitted Encumbrances), all of the membership interests in each Property Entity and therefore each Option Property.  The Fund has or will have at the Closing Date full power and authority to convey (or cause to be conveyed), free and clear of any Encumbrances (other than Permitted Encumbrances), all of the membership interests in each Property Entity and therefore each Option Property to the Operating Partnership (or its designee), who will acquire good and valid title thereto, free and clear of any Encumbrance (other than Permitted Encumbrances).  Other than this Agreement, none of the Fund, Retained Holdings or the Property Entities are currently a party to any agreement to sell, transfer or otherwise encumber or dispose of, and none has any obligation (absolute or contingent) to sell, any membership interests in any Property Entity or any Option Property.

(c)                                  Status as a United States Person.  The Fund is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (“Section 1445”).  The Fund’s U.S. taxpayer identification number that has previously been provided to the Operating Partnership is correct.  The Fund’s office address is the address set forth in this Agreement.

(d)                                 No Insolvency Proceedings.  No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the Fund’s knowledge, threatened against the Fund, nor are any such proceedings contemplated by the Fund.

6.                                       Conditions to Closing.  The obligations of the Operating Partnership and the Fund to consummate any Closing is subject to the fulfillment, at or prior to the Closing Date, of the conditions set forth in the Purchase and Sale Agreement.

7.                                       Effectiveness.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not be effective until the Contribution Transaction has closed.

8.                                       Entire Agreement; Assignment.  This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, written or oral, except as expressly set forth herein. Neither the benefits nor the burdens hereof shall be assigned by any party, by operation of law or otherwise, without the prior written consent of the other parties, except as expressly set forth herein.    Notwithstanding the foregoing, the Operating Partnership shall have the right to assign any of its rights and

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obligations under this Agreement and/or with respect to each Property to STAG Industrial, TRS, Inc. or another wholly-owned subsidiary of the Operating Partnership.

9.                                       Notices. Any notice, demand or other communication under this Agreement shall be in writing and shall be sent by United States Postal Service, postage prepaid or certified mail, return receipt requested, by any nationally known overnight delivery service, by facsimile, by courier, or in person.  All notices shall be deemed to have been given upon actual delivery or refusal to accept delivery or in the case of faxes, upon confirmed delivery, with a copy sent by another acceptable means.  All notices shall be addressed to the party at the address below:

To the Fund:	STAG Investments III, LLC
c/o STAG Industrial, Inc.
99 High Street, 28th Floor
Boston, Massachusetts 02110
Attn: Benjamin S. Butcher

with a copy to	DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, Massachusetts 02110
Attn: John L. Sullivan, Esq.
Fax No. 617-406-6100

To the Operating Partnership	STAG Industrial Operating Partnership, L.P.
c/o STAG Industrial, Inc.
99 High Street, 28th Floor
Boston, Massachusetts 02110
Attn: Benjamin S. Butcher

and with a copy to:	DLA Piper LLP (US)
33 Arch Street, 26th Floor
Boston, Massachusetts 02110
Attn: John L. Sullivan, Esq.
Fax No. 617-406-6100

Any party may, by written notice to the other, change its address for the purposes of this Section 9.

10.                                 Prohibition on Sales.  For so long as this Agreement is in force and effect with respect to a given Property, the Fund shall not, without the Operating Partnership’s prior written consent, cause or permit any sale, transfer or other disposition of (a) such Property or (b) any of the membership interests in the Property Entity owning such Property; provided, however, that such prohibition shall not apply to (y) any transfer resulting from the exercise of remedies by the Lender following an event of default under the Loan, or (z) any space lease entered into in the ordinary course of business.

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11.                                 Governing Law.

(a)                                            THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

(b)                                           WITH RESPECT TO ANY CLAIM OR ACTION ARISING UNDER THIS AGREEMENT, EACH PARTY: (A) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT LOCATED IN SUFFOLK COUNTY, MASSACHUSETTS, AND APPELLATE COURTS FROM ANY THEREOF, AND (B) IRREVOCABLY WAIVE ANY OBJECTION WHICH IT HAVE AT ANY TIME TO THE LAYING ON VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

12.                                 Further Instruments.  The Fund from time to time shall execute and deliver to the Operating Partnership such further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

13.                                 Time of Essence.  It is agreed that time is of the essence of this Agreement.

14.                                 No Recording; Notice of Termination.  It is understood and agreed that this Agreement shall not be recorded.  The Operating Partnership may record a notice or memorandum of this Agreement in form reasonably acceptable to the Fund.  The Operating Partnership agrees to execute, acknowledge and deliver to the Fund, promptly upon the Fund’s request, at such time as an Option with respect to any Property or this Agreement, as applicable, has terminated, a notice of termination in form suitable for recording at the applicable registry of deeds.

15.                                 No Brokers.  Each party represents and warrants to the other that it has not dealt with any broker or agent with respect to this transaction or with respect to the Option Property to which a commission may be owed.  Each party agrees to indemnify the other and hold the other harmless from any claim by a broker coming through it.

16.                                 Miscellaneous.  This Agreement shall be binding upon and inure to the benefit of the Fund and the Operating Partnership and their respective permitted successors and assigns.  Signatures to this Agreement, any amendment hereof and any notice given hereunder, transmitted by telecopy shall be valid and effective to bind the party so signing.  This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts.  All counterparts shall collectively

12

constitute a single agreement.  No modification of this Agreement shall be deemed effective unless in writing and signed by both the Fund and the Operating Partnership.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

13

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed under seal in its name and on its behalf, each by its duly authorized officer or manager, all as of this day and year first above written.

STAG INVESTMENTS III LLC

By:		STAG Manager III LLC, a Delaware limited
liability company, its manager

By:		/s/ Benjamin S. Butcher
Benjamin S. Butcher
Executive Manager

STAG INDUSTRIAL LIMITED PARTNERSHIP, L.P.

By:		STAG Industrial GP, LLC, a Delaware limited
liability company, its general partner

	By:	/s/ Benjamin S. Butcher
Name:
Title:

Signature Page to Purchase Option

Exhibit A

Property Entities and Properties

Property Entities	Properties
STAG III Mason 2, LLC	(“Mason”)
STAG III Pomfret, LLC	(“Pomfret”)
STAG III Streamwood, LLC	(“Streamwood”)

Exhibit B

Omitted

Exhibit C-1

Mason Land Description

PARCEL ONE

SITUATED IN UNION TOWNSHIP, WARREN COUNTY, OHIO, AND BEING A PART OF SECTION 19, TOWN 4, RANGE 3, AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINGING AT AN IRON SPIKE IN THE CENTERLINE OF STATE ROUTE NO. 741 AT THE NORTHWEST CORNER OF SECTION 19; RUNNING THENCE, WITH THE NORTHERLY LINE OF SAID SECTION, SOUTH 84° 59’ 20” EAST, 789.64 FEET TO AN IRON ROD AND THE REAL POINT OF BEGINNING OF THIS CONVEYANCE;

FROM SAID REAL POINT OF BEGINNING, RUNNING THENCE, WITH THE NORTHERLY LINE OF SAID SECTION, SOUTH 85° 12’ 10” EAST 1890.64 FEET TO AN IRON ROD; RUNNING THENCE, SOUTH 4°45’40” WEST, (PASSING AN IRON ROD AT 247.32 FEET), A DISTANCE OF 291.73 FEET TO A POINT IN THE CENTERLINE OF U.S. ROUTE NO. 42; RUNNING THENCE, WITH THE CENTERLINE OF SAID HIGHWAY, SOUTH 68° 36’ 40” WEST, 792.63 FEET TO A POINT, WITNESS A CONCRETE HIGHWAY RIGHT-OF-WAY MARKER BEARS, NORTH 21°23’ 20” WEST, 40.00 FEET; THENCE STILL WITH SAID HIGHWAY CENTERLINE ON A 2864.79 FOOT RADIUS CURVE TO THE LEFT, WHOSE CHORD BEARS, SOUTH 67°47’ 45” WEST, 81.57 FEET, AN ARC DISTANCE OF 81.57 FEET TO A POINT AT THE INTERSECTION OF THE CENTERLINE OF SAID HIGHWAY WITH THE CENTERLINE OF BETHANY ROAD, (COUNTY ROAD NO. 59); RUNNING THENCE, WITH THE CENTERLINE OF BETHANY ROAD NORTH 86° 32’ 20” WEST, 1110.17 FEET TO AN IRON SPIKE; RUNNING THENCE, NORTH 5° 02’ 30” EAST (PASSING AN IRON ROD AT 25.00 FEET), A DISTANCE OF 704.41 FOOT TO THE POINT OF BEGINNING, CONTAINING 26.313 ACRES, SUBJECT TO ALL LEGAL HIGHWAYS, SUBJECT TO A 150 FOOT WIDE POWER LINE EASEMENT GRANTED TO CINCINNATI GAS AND ELECTRIC COMPANY, AS RECORDED IN DEED BOOK 318, PAGE 181, SUBJECT TO A 150 FOOT WIDE POWER LINE EASEMENT GRANTED TO DAYTON POWER AND LIGHT COMPANY, AS RECORDED IN DEED BOOK 318, PAGE 179, AND SUBJECT TO ALL OTHER EASEMENTS OF RECORD.

SAVE AND EXCEPT THE FOLLOWING-DESCRIBED REAL ESTATE:

BEGINNING AT AN IRON SPIKE IN THE CENTERLINE OF STATE ROUTE NO. 741, AT THE NORTHWESTERLY CORNER OF SAID SECTION 19; THENCE, WITH THE NORTHERLY LINE OF SAID SECTION 19, ON THE FOLLOWING COURSES: (1) S.84° 59’ 20” E. 789.64 FEET TO THE NORTHWESTERLY CORNER OF A 26.313 ACRE TRACT RECORDED IN DEED BOOK 401, PAGE 621, OF THE DEED RECORDS OF SAID COUNTY: (2) WITH THE NORTHLY LINE OF SAID 26.313 ACRE TRACT, S. 85° 12’ 10” E. 1524.49 FEET TO THE REAL POINT OF BEGINNING FOR THE HEREIN DESCRIBED TRACT:

RUNNING THENCE, FROM SAID REAL POINT OF BEGINNING, WITH THE LINES OF SAID 26.313 ACRE TRACT, ON THE FOLLOWING COURSES: (1) WITH THE NORTHERLY LINE OF SECTION 19, S. 85° 12’ 10” E. 366.15 FEET TO A POINT; (2) S 4° 45’ 40” W 291.73 FEET TO A POINT IN THE CENTERLINE OF U.S. ROUTE NO. 42; (3) WITH THE CENTERLINE OF U.S. ROUTE 42, S. 68° 36’ 40” W.200.00 FEET TO A POINT; THENCE, BY A NEW DIVISION LINE, N. 21° 23° 20” W. 423.44 FEET TO THE POINT OF BEGINNING, CONTAINING TWO AND ONE HUNDRED NINETY-EIGHT THOUSANDTHS (2.198) ACRES, SUBJECT TO ALL LEGAL HIGHWAYS AND EASEMENTS OF RECORD.

PARCEL TWO

SITUATED IN UNION TOWNSHIP, WARREN COUNTY, OHIO, AND BEING A PART OF SECTION 20, TOWN 4, RANGE 3, AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEINNING AT AN IRON SPIKE IN THE CENTERLINE OF STATE ROUTE NO. 741 AT THE SOUTHWESTERLY CORNER OF SAID SECTION 20; THENCE, WITH THE SOUTHERLY LINE OF SAID SECTION 20, SOUTH 84° 59’ 20” EAST, 538.41 FEET TO A POINT IN THE EASTERLY RIGHT-OF-WAY LINE OF THE PENN CENTRAL RAILROAD, AND BEING THE REAL POINT OF BEGINNING FOR THE HEREIN DESCRIBED TRACT;

RUNNING THENCE, FROM SAID REAL POINT OF BEGINNING, WITH SAID EASTERLY RIGHT-OF-WAY LINE, NORTH 50° 10’ 08” EAST, 247.77 FEET TO A POINT; THENCE BY NEW DIVISION LINES, ON THE FOLLOWING COURSES: (1) SOUTH 85° 12’ 10” EAST, 366.10 FEET TO A POINT; (2) SOUTH 21° 04’ 36” EAST, 27.79 FEET TO A POINT; (3) SOUTH 85° 12’ 10” EAST, 1147.39 FEET TO A POINT; (4) SOUTH 21°23’ 20’ EAST, 167.16 FEET TO A POINT IN THE SOUTHERLY LINE OF SAID SECTION 20 AND IN THE NORTHERLY LINE OF 26.313 ACRE TRACT RECORDED IN DEED BOOK 401, PAGE 621, OF THE DEED RECORDS OF SAID COUNTY; THENCE, WITH THE SECTION LINE AND WITH THE NORTHERLY LINE OF SAID 26.313 ACRE TRACT, NORTH 85° 12’ 10” WEST, 1524.49 FEET TO A POINT; THENCE WITH SAID SECTION LINE, NORTH 84° 59’ 20” WEST, 251.23 FEET TO TH POINT OF BEGINNING, CONTAINING 5.948 ACRES.

Exhibit C-2

Pomfret Land Description

FEE PARCEL

All that certain piece or parcel of land, with the buildings and Improvements thereon, situated in the Town of Pomfret, County of Windham and State of Connecticut, on the easterly side of Searies Road, and being shown on a certain survey entitled “Perimeter Survey Prepared For The Steak-umm Company, LLC Searles Road Pomfret, Connecticut Scale: 1” = 60’ Date: 3/18/2004 Sheet: 1 of 1 Proj #01065 Dwn: JES Chk: AW”, revised 3/19/2004, made by KWP Associates, and on file in the Office of the Town Clerk of the said Town of Pomfret. Said premises are more particularly bounded and described as follows:

Beginning at a point on the easterly sideline of Searles Road at the northwesterly corner of the Parcel to be described, said point being S 73° 38’ 26” E and 6.77 feet from an iron pipe at the southwesterly corner of land now or formerly of Robert E. Erskin;

Thence S 73° 38’ 26” E along land now or formerly of Robert E. Erskin for a distance of 572.89 feet to a point;

Thence S 85° 55’ 22” E along land now or formerly of Peter T. Sheldon & Heather P. Sheldon for a distance of 584.00 feet to a point;

Thence S 17° 05’ 48” W, along land now or formerly of Brian N. Sheldon & Marie C. Sheldon for a distance of 1,053.03 feel to a point;

Thence N 72° 46’ 55” W, along land now or formerly of said Sheldon for a distance of 350.00 feet to a point;

Thence S 17° 05’ 48” W, along land now or formerly of said Brian N. Sheldon & Marie C. Sheldon for a distance of 100.00 feet to a point in a stonewall;

Thence N 72° 46’ 55” W, partly along a stonewall along land now or formerly of said Brian N. Sheldon & Marie C. Sheldon for a distance of 90.00 feet to a point;

Thence N 72° 29’ 44” W, along land now or formerly of said Brian N. Sheldon & Marie Sheldon for a distance of 68.39 feet to a point;

Thence S 17° 30’ 16” W, along land now or formerly of said Brian N. Sheldon & Marie Sheldon for a distance of 100 feet to a point;

Thence N 72° 29 44” W, along land now or formerly of said Brian N. Sheldon & Marie Sheldon for a distance of 350.00 feet to a point;

Thence N 17° 30’ 16” E, along land now or formerly of said Brian N. Sheldon & Marie Sheldon for a distance of 100 feet to a point in a stonewall;

Thence N 02° 57” 47” W along land now or formerly of Theodore F. Piecyk and Rosemarie M. Piecyk for a distance of 432.35 feet to an iron pin;

Thence N 41° 48’ 35” E along land now or formerly of Theodore F, Piecyk and Rosemarie M. Piecyk for a distance of 75.02 feet to an iron pin;

Thence N 43° 13’ 24” E along land now or formerly of Theodore F. Piecyk and Rosemarie M. Piecyk for a distance of 81.42 feet to an iron pin;

Thence N 20° 20’ 16” E along land now or formerly of Theodore F. Piecyk sad Rosemarie M. Piecyk for a distance of 43.21 feet to an iron pin;

Thence N 09° 44’ 53” E along land now or formerly of Theodore F. Piecyk and Rosemarie M. Piecyk for a distance of 33.75 feet to an iron pin;

Thence N 22° 36’ 30” E along land now or formerly of Theodore F. Piecyk and Rosemarie N. Piecyk for a distance of 95.89 feet to a utility pole;

Thence N 58° 59’ 12” W along land now or formerly of Theodore F, Piecyk and Rosemarie M. Piecyk for a distance of 295.15 feet to an iron pin;

Thence N 36° 21’ 14” E along the easterly sideline of Searles Road for a distance of 232.79 feet to the point of beginning.

EASEMENT PARCELS	Together with a twenty-five foot right of way located over land formerly of John A. Osborne as recorded in Volume 48 at Page 479 of the Pomfret Land Records.

Together with the restrictive benefits more particularly set forth in a Special Warranty Deed from The Steak-umm Company, LLC. to Brian N. Sheldon and Marie C. Sheldon dated October 9, 2001 and recorded in Volume 176 at Page 39 of the Pomfret Land Records.

Exhibit C-3

Streamwood Land Description

Parcel 1:

That part of the East ½ of the Southeast ¼ of Section 35 and that part of the West ½ of the Southwest ¼ of Section 36, Township 41 North, Range 9 East of the Third Principal Meridian described as follows:

Commencing at the point of intersection of the East line of the West ½ of said Southwest ¼ of said Section 36 with a line that is 30 feet Southerly of (measured at right angle thereto) and parallel with the original centerline of U.S. Route 20, which said point of intersection is 794.78 feet, more or less, North of the Northerly right of way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company, as measured on the East line of the West ½ of said Southwest ¼ of said Section 36; thence Northwesterly along said line that is 30 feet Southerly of (measured at right angle thereto) and parallel with the original centerline of U.S. Route 20, a distance of 1,184.69 feet to a point on a line that is 953.44 feet West of (measured at right angle thereto) and parallel with the East line of the West ½ of said Southwest ¼ of said Section 36 for a point of beginning; thence South along said last described parallel line, a distance of 1,342.26 feet to the Northerly right of way line of the Chicago, Milwaukee, St. Paul and Pacific Railroad Company; thence Northwesterly along said Northerly right of way line, a distance of 550.53 feet to a point on a line that is 1,496.44 feet West of (measured at right angle thereto) and parallel with the East line of the West ½ of said Southwest ¼ of said Section 36; thence North along said last described parallel line, a distance of 1,478.19 feet to a point that is 140 feet Southwesterly of (measured at right angle thereto), a line that is 30 feet Southerly of (measured at right angle thereto) and parallel with the original centerline of U.S. Route 20; thence Northeasterly at right angles to the last described parallel line, a distance of 140 feet to said last described parallel line; thence Southeasterly along said last described parallel line, a distance of 571.54 feet to the point of beginning;

(Excepting from the foregoing described parcel of land all that part thereof conveyed to the State of Illinois by Deed dated November 19, 1969 and recorded April 8, 1970 as document number 21130297), (Except that part taken for Lake Street), (Also except that part falling in of the West ½ of the Southwest ¼ of Section 36, Township 41 North, Range 9 East of the Third Principal Meridian, in Cook County), Illinois, more particularly described as follows:

Beginning at the intersection of the East line of the West ½ of the Southwest ¼ of said Section 36 with the Southerly right of way line of U.S. Route 20 (Lake Street); thence North 53°46’42” West, along said Southerly right of way line of US 20 (Lake Street), 1,248.00 feet; thence North 59°30’00” West, continuing along said Southerly right of way line, 100.39 feet; thence North 57°37’ 56” West, continuing along said Southerly right of way, 148.67 feet; thence South 53°46’42” East, 952.55 feet; thence South 36°13’18” West, 10.00 feet; thence South 53°46’42” East, 100.00 feet; thence North 36°13’18” East, 10.00 feet; thence South 53°46’42” East, 458.46 feet to a point on the East line of said West ½ of the Southwest ¼ of Section 36; thence North 00°16’34” West along said East line, 24.88 feet to the point of beginning), all in Cook County, Illinois.

Parcel 2:

That part of the West ½, of the Southwest ¼ of Section 36, Township 41 North, Range 9 East of the Third Principal Meridian, described as follows:

Commencing at the intersection of the East line of the West ½ of said Southwest ¼ with the Southerly right of way line of U.S. Route 20; thence Northwesterly along said Southerly right of way line, a distance of 496.95 feet to a point on a line that is 400 feet West of (measured at right angle thereto) and parallel with the East line of the West ½ of said Southwest ¼ for the point of beginning; thence South along said parallel line for a distance of 1022.7 feet to the Northerly right of way line of Chicago, Milwaukee, St. Paul and Pacific Railroad; thence Northwesterly along said Northerly right of way line, a distance of 561.11 feet to a point on a line that is 953.44 feet West of (measured at right angle thereto) and parallel with the East line of the West ½ of the Southwest ¼; thence North along said parallel line, a distance of 1,338.54 feet to the Southerly right of way line of U.S. Route 20; thence Southeasterly along said Southerly right of way line, a distance of 687.74 feet to the point of beginning, (Except that part falling in of the West ½ of the Southwest ¼ of Section 36, Township 41 North, Range 9 East of the Third Principal Meridian, in Cook County, Illinois, more particularly described as follows:

Beginning at the intersection of the East line of the West ½ of the Southwest ¼ of said Section 36 with the Southerly right of way line of U.S. Route 20 (Lake Street); thence North 53°46’42” West, along said Southerly right of way line of US 20 (Lake Street), 1,248.00 feet; thence North 59°30’00” West, continuing along said Southerly right of way line, 100.39 feet; thence North 57°37’56” West continuing along said Southerly right of way, 148.67 feet; thence South 53°46’ 42” East, 952.55 feet; thence South 36°13’18” West, 10.00 feet; thence South 53°46’ 42” East, 100.00 feet; thence North 36°13’18” East, 10.00 feet; thence South 53°46’42” East, 458.46 feet to a point on the East line of said West ½ of the Southwest ¼ of Section 36; thence North 00° 16’34” West along said East line, 24.88 feet to the point of beginning), all in Cook County Illinois.

Shown for Informational purposes only:

Address: 1107-1109 East Lake Street Streamwood, Cook County, Illinois

Tax Parcel ID:	a) 06-35-400-012-0000
b) 06-36-310-039-0000
c) 06-36-310-045-0000

Exhibit D

Title Exceptions

Mason

1.	Warren County Taxes: Assessed to Worthington Custom Plastics, Inc.: Tax Parcel # 12-19-100-013
Valuation; Land $202,570.00 Improvements; $1,992,760.00 Total: $2,195,330.00
2005 County Taxes in the amount of $71,489.11 per half and are paid for the year of 2005,
2006 County Taxes are not yet due and payable but constitute a lien.

2.	Warren County Taxes: Assessed to Worthington Custom Plastics, Inc.: Tax Parcel # 12-20-300-007
Valuation: Land $49,960.00 Improvements; $0 Total: $49,690.00
2005 County Taxes in the amount of $1,626.91 per half and are paid for the year of 2005,
2006 County Taxes are not yet due and payable but constitute a lien.

3.

A reading of the survey entitled “ALTA/ACSM Land Title Survey for Blackhawk Automotive” prepared Bock and Clark, Project No. 20061027-2 certified on July 25, 2006, results in the following exceptions to-wit:

a)

Third Party rights if any to use of the railroad spur that encroaches upon the northwest corner of property. “NOTE: The Company hereby insures against the loss or damage which the insured may sustain, up to the face amount of the policy, by reason of the utilization of the spur tracks now located upon the land, or any replacement tracks, for purposes other serving improvements located on the land or by reason of any third party claim of an easement as a result of the existences of said spur tracks or any replacement tracks.

4.

Certificate of Amendment to change name of Worthington Custom Plastics, Inc. to Blackhawk Automotive Plastics, Inc., recorded 6/12/00 in O.R. Book 1959, Page 793 of the Warren County, Ohio Recorder’s Office.

5.

Easement to Cincinnati Gas and Electric Company as set forth in the instrument recorded in Deed Book 318, Page 181; Deed Book 503, Page 21; Deed Book 410, Page 389, partial release of record in Deed Book 504, Page 582, Deed Book 503, Page 21; and Volume 1700, Page 309 of the Warren County, Ohio Recorder’s Office. “NOTE: The Company hereby insures against the loss or damage which the insured shall sustain by reason of the entry of any court order or judgment which constitutes a final determination and denies the right to maintain the existing improvements on the land because of the encroachment or encroachments thereof specifically set forth in this exception number 5.

6.	Easement to Dayton Power and Light Company for electric transmission and/or distribution of lines or record in Deed Book 318, Page 179 of the Warren County, Ohio Recorder’s Office.

7.	Easement reserved in favor Louam, Corp. in General Warranty Deed from Louam, Corp. to Buckeye International, Inc. in Volume 499, Page 884 of the Warren County, Ohio Recorder’s Office,

8.

Easement dated October 30,1961 from Edgar Spears and Elfrieda Spears to The Cincinnati Gas and Electric Company for electric transmission/distribution lines, filed for record November 9,1961 at 9:55 a.m. in Volume 318, Page 177, Warren County Mortgage Records. Said easement was assigned by a separate instrument dated December 8, 1964 from Cincinnati Gas and Electric Company to Tri-State Improvement Company, filed for record December 31, 1964 at 9:20 a.m. in Volume 359, Page 190, Warren County Deeds Records.

Pomfret

Special Exceptions:

1.               Taxes of the Town of Pomfret, not yet due and payable.

2.               Sewer and water use charges, not yet due and payable.

3.               Fire District Taxes, not yet due and payable.

4.               Permanent Easement in favor of The Connecticut Light and Power Company dated December 20, 1965 and recorded in Volume 41 at Page 82 of the Pomfret Land Records.

5.               Boundary Line Agreement by and between John Burke and Farm Acquisition Corp. dated January 25, 1990 and recorded in Volume 85 at Page 143 of the Pomfret Land Records.

6.               Sanitary Sewer and Water Easement in favor of the Town of Pomfret dated August 25, 1992 and recorded in Volume 101 at Page 242 of the Pomfret Land Records.

7.               Terms and provisions of a Fence Installation and Maintenance Agreement dated January 25, 1992 and recorded in Volume 112 at Page 266 of the Pomfret Land Records.

8.               Survey entitled “ALTA/ASCM Land Title Survey Prepared for STAG III Pomfret, LLLC, #153 Searles Road, Pomfret, Connecticut” Scale: 1” = 60’, Date: 1/14/06. Sheet: 1 of 1, Proj # 01065, drawn by KWP Associates, 250 Killing Road, Pomfret Center, CT 06259-0106, shows the following: Multi-level wood frame, concrete block and corrugated metal office building encroaching within current setback requirements along western boundary line; Two separate concrete block buildings; Open concrete pool; Lagoon; Sand filter beds; Fenced-in gas tank; Pond; Wood frame building; Boundary line agreement (exception 5 herein) along northern boundary line of premises; 30’ Sanitary sewer and water easement in favor of the Town of Pomfret (exception 6 herein) intersecting eastern boundary line of premises; Gravel drive intersecting southeastern boundary line of premises; 25’ Right of Way begins at south westerly portion of premises traveling in a westerly direction to Searles Road through land now or formerly of Debra A. Osborne in favor of the insured premises: Pea stone turnaround encroaches onto neighboring property at western boundary line of premises; Fence traverses western boundary line of premises (pursuant to exception 7 herein); and Connecticut Light and Power Company easement (exception 4 herein) intersects western boundary line of premises.

9.               Mortgage from STAG III Pomfret, LLC to Anglo Irish Bank Corporation plc, a banking corporation organized under the laws of he Republic of Ireland dated November 28, 2006 and recorded December 1, 2006 at 1:00 P.M. in Volume 263 at Page 336 in the Pomfret Land Records to secure a loan in the original principal amount of $4,600,000.00.

10.         An Assignment of Leases and Rents from STAG III Pomfret, LLC, Assignor, to Anglo Irish Bank Corporation plc, a banking corporation organized under the laws of the Republic of Ireland, Assignee, dated November 28, 2006 and recorded December 1, 2006 at 1:00 P.M. in Volume 264 at Page 1 in the Pomfret Land Records.

The following endorsements are attached hereto and made part of this policy:

Comprehensive Endorsement;

Access Endorsement;

Zoning Endorsement with reference to “Number of Parking Spaces;”

Same as Survey Endorsement;

Tax Parcel Endorsement;

Subdivision Endorsement;

Creditors’ Rights Endorsement;

Streamwood

STANDARD EXCEPTIONS:

1.	(a)	Rights or claims of parties in possession not shown by the public records.
	(b)	Easements, or claims of easements, not shown by the public records.
	(c)	Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by a accurate survey and inspection of the premises.
	(d)	Any lien, or right to a lien, for services, labor, or material hereto or hereafter furnished, impose by law and not shown by the public records.
	(e)	Taxes or special assessments which are not shown as existing liens by the public records.

Standard Exceptions (a) through (e) are hereby waived.

ADDITIONAL EXCEPTIONS:

1.  General real estate taxes for the year(s) 2006, 2007 and subsequent years.

Permanent Index Number: 06-35-400-012-0000    (Volume number 061)    (Affects part of Parcel 1)

Note: The first estimated installment of the 2006 taxes is paid.

Note: The second final installment of the 2006 taxes has not been determined.

Note: The taxes for the year(s) 2007 are not yet due and payable.

2.  General real estate taxes for the year(s) 2006, 2007 and subsequent years.

Permanent Index Number: 06-36-310-039-0000    (Volume number 061)    (Affects part of Parcel 2)

Note: The first estimated installment of the 2006 taxes is paid.

Note: The second final installment of the 2006 taxes has not been determined.

Note: The taxes for the year(s) 2007 are not yet due and payable.

3.  General real estate taxes for the year(s) 2006, 2007 and subsequent years.

Permanent Index Number: 06-36-310-045-0000    (Volume number 061)    (Affects part of Parcel 1)

Note: The first estimated installment of the 2006 taxes is paid.

Note: The second final installment of the 2006 taxes has not been determined.

Note: The taxes for the year(s) 2007 are not yet due and payable.

4.  Lease made by Duraco Products, Inc. to Chicago SMSA limited partnership, an Illinois limited partnership, dated September 19, 1994, a memorandum of which was recorded December 5, 2994 as document No. 04015568. demising the land for a term of years beginning November 01, 1994 and ending October 31, 1999, and options to extend, and all rights thereunder of, and all acts done or suffered thereunder by, said lessee or by any party claiming by, through or under said Lessee.

Assignment and Assumption Agreement dated September 1, 2000 by and between Chicago SMSA limited Partnership, an Illinois Limited Partnership and Crown Castle GT Company LLC, a Delaware limited liability company recorded April 18, 2001 as document number 0010315158.

Assignment and Assumption Agreement dated February 28, 2007 by and between Duraco Products, Inc. and STAG III Streamwood, LLC recorded March 29, 2007 as document number 0708805163.

5.  Right of way for railroads, switch tracks or spur tracks, as delineated on the survey executed by Webster, McGrath and Ahlberg LTD. Dated January 15, 2007 job number 37825 and right of the railroad company to the use, operation, maintenance and repair of same.

6.  The rights of Duraco Products, Inc. as tenant only, under that lease dated February 28, 2007 with STAG III Streamwood, LLC.

7.  Mortgage and Security Agreement dated March 13, 2007 and recorded March 29, 2007 as document number 0708805159, made by STAG III Streamwood, LLC, a Delaware limited liability company, to Anglo Irish Bank Corporation plc, a banking corporation organized under the laws of the Republic of Ireland, to secure an indebtedness of $22,800,000.00 and such other sums as provided therein.

8.  Collateral Assignment of Leases and dated March 13, 2007 and recorded March 29, 2007 as document number 0708805160, made by STAG III Streamwood, LLC, a Delaware limited liability company, to Anglo Irish Bank Corporation plc, a banking corporation organized under the laws of the Republic of Ireland.

9.  Security interest of Anglo Irish Bank corporation plc, a banking corporation organized under the laws of the Republic of Ireland, under a financing statement executed by STAG III Streamwood LLC, a Delaware limited liability company, and filed as document number 0708805161.

10.  Right to maintain and have access to the sanitary sewer and sanitary manholes and transformers and underground electric line along the northerly ine of subject property as delineated on the survey executed by Webster, McGrath and Ahlberg LTD. Dated January 15, 2007 job number 37825

11.  Right of adjoining property to the East to Outflow storm water onto the subject property as delineated on the survey executed by Webster, McGrath and Ahlberg LTD. Dated January 15, 2007 job number

Exhibit E

Form of Purchase and Sale Agreement

See attached

E-1

PURCHASE AND SALE AGREEMENT

BETWEEN

STAG III PROPERTIES, LLC

(as Seller)

AND

[                                                 ]
(as Purchaser)

CONCERNING CERTAIN PROPERTY KNOWN AS

[                                                 ]

AND LOCATED AT

[                                                                                  ]

Schedules and Exhibits

Schedule 1.1	-	Defined Terms
Schedule 3.1	-	Deposit Escrow Provisions
Schedule 5.1	-	Seller Deliveries
Exhibit A	-	Land
Exhibit B	-	Form of Lease Estoppel Certificate
Exhibit C	-	Lease Related Disclosures
Exhibit D	-	Exceptions to Seller Representations
Exhibit E	-	Form of Assignment and Assumption of Membership Interests
Exhibit F	-	Form of Updated Representation Certificate
Exhibit G	-	List of Contracts
Exhibit H	-	List of Personal Property
Exhibit I	-	List of Warranties
Exhibit J	-	Additional Representations and Warranties
[Exhibit H	-	Omitted
Exhibit I	-	Form of FIRPTA Certificate

E-1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the Effective Date (defined below) by and between STAG III PROPERTIES, LLC, a Delaware limited liability company (the “Seller”), and [                                            ], a [                                                             ], its nominee or assignee (the “Purchaser”), and is joined in by the Title Company (defined below) in accordance with Schedule 3.1.

Background

A.            Seller is the owner of one hundred percent (100%) of the membership interests in [                                        ], a [                                                                        ] (the “Company”);

B.            The Company owns the Property commonly known as [                                                   ], which is located at [                                                               ], and is the landlord under the Lease; and

C.            Seller has agreed to sell, and Purchaser has agreed to purchase, all of Seller’s right, title and interest in the Company (collectively, the “Membership Interests”) , as hereinafter provided.

Agreement

In consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.1.  Definitions.   For purposes of this Agreement, capitalized terms not otherwise defined herein have the meaning set forth in Schedule 1.1.

ARTICLE 2

Agreement; Purchase Price; Closing Date

Section 2.1.  Agreement to Sell and Purchase.  Subject to the terms and provisions hereof, Seller agrees to sell the Membership Interests to Purchaser, and Purchaser agrees to purchase the Membership Interests from Seller.

Section 2.2.  Purchase Price.  The Purchase Price for the Membership Interests shall be [                                                   ] ($                                     ).  Subject to the adjustments and apportionments as hereinafter set forth, the Purchase Price shall be paid on the Closing Date by: (i)

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so long as any portion of the Loan remains inpaid, by wire transfer of immediately available federal funds or (ii) if the Loan has been repaid in full, by a combination of OP Units and cash, in the sole and absolute discretion of Purchase. The value of the OP Units shall be their Market Value as of the day immediately preceding the Closing Date and the number of OP Units shall be rounded to the nearest whole number of OP Units to avoid the issuance of fractional OP Units.

Section 2.3.  Closing Date.  The transaction contemplated hereby shall close on                                     , 2010 [the date that is seventy-five (75) days following Seller’s receipt of an option exercise notice, or if such date is not a business day, the next business day; provided the parties may agree upon an earlier date; actual date to be inserted in execution version] (the “Closing Date”), subject to extension as provided herein.

ARTICLE 3

Deposit

Section 3.1.  Deposit.  Purchaser has deposited [                                     ] ($                                     ) [5% of the Purchase Price] with the Title Company.  All deposits made pursuant to this Section 3.1, together with all interest and earnings thereon, are referred to collectively in this Agreement as the “Deposit.”  The Deposit shall be held in a segregated account in accordance with the provisions of Schedule 3.1 hereto.  The Deposit shall be applied to the Purchase Price if the Closing occurs.  If the Closing does not occur or if this Agreement otherwise terminates, the Deposit shall be disbursed as provided herein.

ARTICLE 4

Title and Survey

Section 4.1.  Title and Survey.  Promptly upon execution of this Agreement, (a) Seller shall provide Purchaser with a copy of the most recent owner’s and lender’s title insurance policies issued in connection with the Real Property, legible copies of all documents listed as exception documents in such title insurance policies and all existing surveys of the Real Property, to the extent that the same are in Seller’s or the Company’s possession or control; and (b) Purchaser shall order a title commitment or pro forma title policy (the “Title Commitment”) and, at its election, an ALTA survey of the Real Property (the “Survey”).  Notwithstanding anything in this Agreement to the contrary, all Voluntary Liens will be satisfied by Seller or the

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Company on or prior to the Closing Date or, if not so satisfied, shall be satisfied at Closing out of the proceeds otherwise payable to Seller.

ARTICLE 5

Inspection and Audit

Section 5.1.  Due Diligence Materials; Access.

(a)           Within three (3) Business Days from the Effective Date, Seller shall provide to Purchaser complete copies of the documents and materials listed on Schedule 5.1, to the extent in Seller’s possession and control; provided that, to the extent Purchaser or any of its affiliates is providing administrative or management services to Seller or the Company with respect to the Property, Seller shall be deemed to have satisfied its obligation under this Section 5.1(a) if the documents and materials listed on Schedule 5.1 are available to Purchaser or its affiliates in connection with the performance of such administrative or management services, and such documents and materials shall be deemed to have been delivered by Seller to Purchaser pursuant to this Section 5.1(a).

(b)           During the term of this Agreement, Purchaser, personally or through its authorized agents or representatives, shall be entitled to interview the Tenant and any subtenants and, upon reasonable advance notice to Seller, to enter upon the Property during normal business hours, and shall have the right to make such investigations, including appraisals, engineering studies, soil tests, environmental studies, inquiry of governmental officials, and underwriting analyses, as Purchaser deems necessary or advisable, subject to the following limitations:  (i) Purchaser shall give Seller written or telephonic notice at least one (1) Business Day before conducting any inspections on the Property, and a representative of Seller or the Company shall have the right to be present when Purchaser or its representatives conducts its or their investigations on the Property; (ii) neither Purchaser nor its representatives shall materially interfere with the use, occupancy or enjoyment of the Property by the Tenant; (iii) neither Purchaser nor its agents shall damage the Property or any portion thereof, except for any immaterial damage caused by environmental or geotechnical tests, all of which shall promptly be repaired by Purchaser; and (iv) Purchaser shall indemnify, hold harmless and defend Seller against all costs (including reasonable attorneys’ fees) and damage to the Property caused by the activities of Purchaser or its agents under this paragraph, provided; however, that such indemnity shall not include any costs or damages caused by (x) the acts of the Company, Seller or their agents or representatives, (y) any claims of diminution in the value of the Property as a consequence of the results revealed by such tests and inspections or (z) any pre-existing condition of the Property.  The foregoing indemnification obligation shall survive the Closing or termination of this Agreement for a period of three (3) months.

Section 5.2.  Intentionally Omitted.

Section 5.3.  Confidentiality. Purchaser shall use the Confidential Information only for purposes of evaluating the Property and the Membership Interests in connection with its potential purchase of the Membership Interests in accordance with the terms of this Agreement (and, if the Closing occurs, in connection with its ownership of the Company and indirectly, the Property).

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Notwithstanding the foregoing, (a) Purchaser may disclose the Confidential Information to its owners, legal counsel, accountants, actual and potential lenders, actual and potential investors, regulatory authorities and similar third parties that need to review the Confidential Information in connection with Purchaser’s purchase of the Membership Interests in accordance with the terms of this Agreement, and (b) Purchaser may disclose the Confidential Information to the extent that such disclosure is required by law or court order or by discovery rules in any legal proceeding, provided that Purchaser first shall provide written notice thereof to Seller.  If this Agreement is terminated before the Closing, Purchaser promptly shall return the Confidential Information to Seller and shall not retain copies thereof.  Except as otherwise provided in Subsection (b) of this Section 5.3, prior to Closing neither Seller nor Purchaser shall disclose this Agreement or make any public announcements concerning the sale of the Membership Interests pursuant to this Agreement without first obtaining the prior written consent of the other, which consent may be given or withheld in the sole discretion of either party.  In addition, and notwithstanding the foregoing restrictions, Seller and Purchaser authorize each other and their respective representatives to disclose to any persons, without limitation of any kind, the tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind, including tax analyses or opinions, relating to such tax treatment and tax structure.  The provisions of this paragraph shall survive the Closing or termination of this Agreement.

Section 5.4.  Intentionally Omitted.

Section 5.5.  Cooperation.  During the term of this Agreement, Seller shall direct its property manager, agents and employees to cooperate with the reasonable requests of Purchaser to obtain information concerning the Property and the Membership Interests, including information supplementary to the information described in Schedule 5.1.

Section 5.6.  [Revocation.  Purchaser may decide at any time before the Closing Date, not to proceed with the acquisition of the Membership Interests by delivering written notice to Seller prior to the Closing Date.  If Purchaser elects not to acquire the Membership Interests in accordance with this Section 5.6, this Agreement shall terminate and Seller shall be entitled to retain the Deposit.]

ARTICLE 6

Conditions Precedent, Casualty Damage or Condemnation

Section 6.1.  Conditions Precedent Favoring Purchaser. In addition to any other conditions precedent in favor of Purchaser set forth elsewhere in this Agreement, Purchaser’s obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 6.1 on or before the Closing Date, or such earlier date as is set forth below.  Each condition may be waived in whole or in part only by written notice of such waiver from Purchaser to Seller.

(a)           Seller shall have performed and complied and shall have caused the Company to have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Seller or the Company, as applicable, prior to or at the Closing;

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(b)           On the Closing Date, the Seller Representations set forth in Section 7.3 shall be true, complete and accurate;

(c)           Purchaser shall have received an estoppel certificate from the Tenant dated no earlier than thirty (30) days prior to the Closing Date reflecting the terms of the Lease and otherwise substantially in the form attached hereto as Exhibit B.  This condition shall not be satisfied if any Tenant estoppel certificate discloses:  (i) any default by landlord or Tenant; (ii) any amendment, modification or supplement to the Lease that was not provided to Purchaser before the commencement of the Restricted Period; or (iii) any other information that is inconsistent in any material respect with the Lease or related information as provided to Purchaser before the commencement of the Restricted Period.  Seller shall cause the Company to use good faith, commercially reasonable efforts to obtain such estoppel certificate from the Tenant, and shall deliver a copy of such estoppel to Purchaser promptly upon receipt thereof by Seller or the Company.  Seller shall allow Purchaser to review the estoppel certificate before presenting it to the Tenant;

(d)           Purchaser shall have received a subordination, non-disturbance and attornment agreement (“SNDA”), subordinating the Lease to the loan of Purchaser’s mortgage lender, if any, in a form that is recordable in the land records of the Property and is reasonably acceptable to Purchaser and such lender.  Seller shall use good faith, commercially reasonable efforts to obtain such SNDA, and shall deliver the original of such SNDA in recordable form promptly upon receipt thereof by Seller;

(e)           On the Closing Date, title to the Property shall be vested in the Company subject only to the Permitted Exceptions and the Title Company shall issue to the Company an extended coverage owner’s title insurance policy (on the current ALTA Form B) in the amount of the Purchase Price, together with the Required Endorsements, insuring good and indefeasible fee simple title to the Real Property in the Company, subject only to the Permitted Exceptions and the standard printed exceptions, except that:  (i) the exceptions for mechanic’s liens, unrecorded easements and sovereign lands shall be deleted; (ii)  the survey exception shall be limited to Permitted Exceptions; (iii) the exception relating to ad valorem taxes shall relate only to taxes owing for the year of closing and subsequent years; (iv) the parties-in-possession exception shall be deleted except as to the Tenant, as tenant only, as provided for in the Lease; and (v) the exclusion relating to creditor’s rights shall be deleted;

(f)            On the Closing Date, (i) the Property shall be in the same condition that it is in now, reasonable wear and tear excepted, and free from tenants and occupants, except for the Tenant pursuant to the Lease; (ii) Seller shall own one hundred percent (100%) of the Membership Interests in the Company, free from all liens and encumbrances, (iii) there shall be no judicial or administrative or condemnation proceeding pending or threatened concerning the Property nor shall there be any judicial or administrative proceeding pending or threatened against the Company that was not disclosed in writing to Purchaser before the commencement of the Restricted Period; (iv) the Property and the use and operation thereof shall comply in all material respects with all Legal Requirements; (v) the Lease shall be in full force and effect and free from default, except for any default that was disclosed in writing to Purchaser before the Closing Date; and (vi) there shall be no bankruptcy proceeding pending or threatened in writing with respect to the Tenant or the Company;

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(g)           On the Closing Date, there shall be no Hazardous Materials at the Property that have not been fully remediated in accordance with all applicable laws, and Purchaser shall have received a third party environmental report satisfactory to Purchaser confirming the same;

(h)           Purchaser shall have received a certificate of insurance evidencing the various insurance coverages required to be maintained by the Tenant pursuant to the terms of the Lease;

(i)            Seller shall provide to Purchaser a final, non-appealable certificate of occupancy for all of the Improvements and any certificates or approvals necessary to permit the use of any parking facilities at the Property (collectively, the “Certificate of Occupancy”);

(j)            No action or proceeding by or before any governmental authority (as they relate to the Property subject to the Closing) shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by Seller;

(k)           All necessary consents of governmental and private parties (as they relate to the Property subject to the Closing) to effect the transactions contemplated by this Agreement[, including, without limitation, consents of lenders,](5) shall have been obtained; [and](6)

(l)            If OP Units are to be issued as part of the consideration to be paid for Membership Interests, Purchaser shall, based on advice of its counsel, be reasonably satisfied that such issuance and the contemplated distribution of OP Units to Seller may be made without registration under the Securities Act in reliance upon Regulation D[; and

Section 6.2.  Conditions Precedent Favoring Seller.   In addition to any other condition

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precedent in favor of Seller set forth elsewhere in this Agreement, Seller’s obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 6.2 on or before the Closing Date, or such earlier date as is set forth below.  Each condition may be waived in whole or part only by written notice of such waiver from Seller to Purchaser.

(a)           Purchaser shall have performed and complied in all material respects with all of the terms of this Agreement to be performed and complied with by Purchaser prior to or at the Closing;

(b)           On the Closing Date, the representations of Purchaser set forth in Section 7.2 shall be true, accurate and complete;

(c)           No action or proceeding by or before any governmental authority (as they relate to the Property subject to the Closing) shall have been instituted that is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted by Purchaser; provided, that the foregoing condition shall be deemed to have been satisfied if Purchaser shall have agreed to fully indemnify Seller from any loss, liability, claim, damage or expense arising out of Seller’s proceeding to close under this Agreement in the face of any such action or proceeding; and

(d)           All necessary consents of governmental authorities, if any, (as they relate to the Property subject to the Closing) to effect the transactions contemplated by this Agreement shall have been obtained; provided, that the foregoing condition shall be deemed to have been satisfied if Purchaser shall have agreed to fully indemnify Seller from any loss, liability, claim, damage or expense arising out of Seller’s proceeding to close under this Agreement without having obtained a necessary consent.

Section 6.3.  Risk of Loss.  Unless and until the Closing is completed, the risk of loss to the Property from casualty or condemnation shall be borne by Seller.  If all or a portion of the Property is damaged or destroyed by fire or other casualty prior to Closing such that: (1) Purchaser’s reasonable estimate of the cost to repair the same exceeds $                   [insert 2% of the Purchase Price]; (2) the Tenant has the right to terminate the Lease or abate or offset rent under the Lease on account of such casualty; or (3) access to or egress from the Property is materially impaired (any such fire or other casualty, a “Material Casualty”), Purchaser may, at Purchaser’s sole option, elect to either:

(a)           terminate this Agreement and receive back the Deposit; or

(b)           purchase the Membership Interests subject to and in accordance with the terms of

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this Agreement.

In the event of a fire or other casualty that is not a Material Casualty, and in connection with any Material Casualty as to which Purchaser elects to proceed pursuant to Section 6.3(b), (i) Purchaser shall purchase the Membership Interests in accordance with the terms hereof without reduction in the Purchase Price (except for any applicable deductible that will reduce the insurance proceeds assigned to Purchaser at Closing) and (ii) Seller shall assign or cause the Company to assign to Purchaser at Closing all insurance proceeds paid or payable to the Company on account of such damage, including any rental or business interruption insurance (and the amount of any deductible shall be credited against the Purchase Price).  Purchaser shall be deemed to have elected to terminate this Agreement under Section 6.3(a) unless, within fifteen (15) Business Days from reasonably detailed written notice to Purchaser of such casualty, Purchaser provides Seller with written notice that Purchaser elects to proceed pursuant to Section 6.3(b).  If the Closing Date would otherwise occur sooner, it shall automatically be extended to the date that is twenty (20) Business Days after written notice to Purchaser of the casualty.  If any insurance proceeds paid or payable on account of a fire or other casualty are to be assigned to Purchaser in accordance with the provisions of this Agreement, Seller shall cooperate as reasonably requested by Purchaser to effectuate such assignment (including, if necessary, prosecuting claims in Purchaser’s names or for Purchaser’s benefit), and Seller’s obligation to so cooperate shall survive the Closing.  Notwithstanding anything to the contrary in this Section 6.3, if the Company fails to maintain full replacement cost insurance or rental interruption insurance as required herein, and if there is a fire or other casualty that is not a Material Casualty, or if there is a Material Casualty as to which Purchaser elects to proceed under Section 6.3(b), Purchaser shall have the right, in lieu of an assignment of insurance proceeds, to receive a credit against the Purchase Price in an amount equal to the cost to repair the damage caused by such fire or other casualty as estimated by a third party consultant selected by Purchaser and the amount of any lost rents that would have been covered by insurance if the Company had maintained the rental insurance required above.

Section 6.4.  Condemnation.              If, at any time before completion of the Closing, a taking or condemnation (or proceeding in lieu thereof) is commenced or threatened in writing: (i) of all or substantially all of the Property; or (ii) of less than all or substantially all of the Property that: (1) results in the Tenant having the right to terminate its Lease or abate or offset rent under the Lease; (2) causes the Property to fail to comply with Legal Requirements; (3) materially impairs access to or egress from the Property; (4) causes the loss of any parking that benefits the Property; or (5) otherwise, in Purchaser’s reasonable business judgment, results in a loss of value in excess of $                     [insert 2% of the Purchase Price] (any of the foregoing, a “Material Taking”), Purchaser may, at Purchaser’s sole option, elect either to:

(a)           terminate this Agreement and receive back the Deposit; or

(b)           purchase the Membership Interests subject to and in accordance with this Agreement.

In the event of condemnation or taking that does not constitute a Material Taking, or if there is a Material Taking but Purchaser elects to proceed under Section 6.4(b), (1) Purchaser shall purchase the Membership Interests in accordance with the terms hereof (without reduction

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in the Purchase Price), (2) Seller shall assign or cause the Company to assign to Purchaser at Closing all condemnation proceeds and rental interruption insurance paid or payable to the Company as a result of such condemnation, (3) Purchaser shall have the right to be present with Seller at any hearings or negotiations with respect thereto, and (4) Seller shall not settle or compromise any such matter without Purchaser’s prior written consent.  Purchaser shall be deemed to have elected to terminate this Agreement under Section 6.4(a) unless, within fifteen (15) Business Days from written notice to Purchaser of the condemnation, Purchaser provides Seller with written notice that Purchaser elects to proceed pursuant to Section 6.4(b).  If the Closing Date would otherwise occur sooner, it shall automatically be extended to the date that is twenty (20) Business Days after written notice to Purchaser of the Material Taking.

Section 6.5.  Leasing and Other Activities Prior to Closing.

(a)           During the term of this Agreement, Seller shall not permit the Company to enter into any Lease Transaction without Purchaser’s prior written consent, which consent may be given or withheld in Purchaser’s sole discretion.

(b)           During the Restricted Period, Seller shall not permit the Company to enter into any new Contracts or material modifications, renewals or terminations of any existing Contracts that would impose any obligations on Purchaser or on the Property after Closing, without the written consent of Purchaser, which consent may be granted or denied in Purchaser’s sole discretion.  In its request for Purchaser’s approval under this Section 6.5(b), Seller shall include the following notice: “NOTE: FAILURE TO RESPOND WITHIN THE TIME PERIOD SET FORTH IN SECTION 6.5(b) WILL RESULT IN A DEEMED APPROVAL”.  If Seller so requests Purchaser’s approval and Purchaser does not notify Seller in writing of its consent or disapproval within ten (10) Business Days after notice thereof from Seller, Purchaser shall be deemed to have consented to such requested action.  Without limiting the foregoing approval rights, Seller shall provide Purchaser with prompt notice of any new Contracts or material modifications, renewals or terminations of any such contracts, together with complete copies of the documents relating thereto.

(c)           During the Restricted Period, Seller shall not permit the Company, without Purchaser’s prior written approval, (i) to make any material alterations or additions to the Property, except as may be required by law or the Lease or as may reasonably be required for the prudent repair and maintenance of the Property, (ii) to change or attempt to change (or consent to any change in) the zoning or other Legal Requirements applicable to the Property, or (iii) to cancel, amend or modify in any material respect any Permit.

(d)           At all times prior to Closing, Seller shall, or shall cause the Company to, (i) maintain the Property in good condition and repair; (ii) use commercially reasonable efforts to maintain its relations with the Tenant and otherwise conduct business with respect to the Property in a commercially reasonable manner; (iii) perform its obligations under the Lease, the Contracts and the Permitted Exceptions (and, as applicable, enforce the obligations of any other parties to such documents); (iv) insure the Improvements at 100% of replacement cost, maintain at least one year’s worth of rental interruption insurance, and maintain liability and other insurance in accordance with generally prevailing industry standards or as otherwise required by the Lease; (v) not sell or further encumber the Property or any direct or indirect interest therein

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or sell, pledge or otherwise encumber the Membership Interests or enter into any agreement relating thereto, and (vi) promptly give Purchaser a reasonably detailed written notice of: (1) any fire, flood or other material adverse change with respect to the Property of which Seller or the Company obtains actual knowledge; (2) any actual or proposed condemnation (or proceeding in lieu thereof) of which Seller or the Company obtains actual knowledge; (3) any written notice received by Seller or the Company claiming that the Property or the use and operation thereof fails to comply with any Legal Requirements; (4) any written notice given or received by Seller or the Company claiming that the Company or the Tenant is in default under the Lease; and (5) any written notice received by Seller or the Company concerning any pending or threatened litigation or administrative proceeding affecting the Property.  If Seller becomes aware during the term of this Agreement of any matters that render any of its representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing.

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ARTICLE 7

As-Is Sale; Limited Representations and Warranties

Section 7.1.  As-Is Sale.

(a)           Purchaser acknowledges that it is an experienced and sophisticated purchaser of commercial real estate projects such as the Property and that, prior to the Closing, it will have a full and complete opportunity to conduct such investigations, examinations, inspections and analysis of the Company, the Membership Interests, the Property and market conditions as Purchaser, in its absolute discretion, may deem appropriate.  Purchaser further acknowledges that, except for Seller Representations, Purchaser has not relied upon any statements, representations or warranties by Seller or any agent of Seller.

(b)           Except for the Seller Representations, Purchaser specifically acknowledges and agrees that (i) Seller shall sell and Purchaser shall purchase the Membership Interests and thereby become the owner of the Property “AS IS, WHERE IS AND WITH ALL FAULTS AND ALL LATENT AND PATENT DEFECTS”, and (ii) except with respect to Seller’s Representations, Purchaser is not relying on any other representations or warranties of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, from Seller, or any Seller representative as to any matter concerning the Membership Interests or the Property.  Without limiting the generality of the foregoing, but excepting Seller’s Representations, Purchaser expressly acknowledges and agrees that Purchaser is not relying on any representation or warranty of any broker or representative of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statue, common law or other legally binding right or remedy in favor Purchaser.  This Section shall survive the Closing or, if the Closing does not occur, shall survive the termination of this Agreement.

Section 7.2.  Purchaser Representations.  Purchaser hereby represents and warrants to Seller as follows:

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(a)           Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.  This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

(b)           There are no actions, suits or proceedings pending or, to the knowledge of Purchaser, threatened, against or affecting Purchaser which, if determined adversely to Purchaser, would adversely affect its ability to perform its obligations hereunder. Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition of Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing it inability to pay its debts as they come due or (vi) made an offer of settlement, extension or composition to its creditors generally. Purchaser has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement.

(c)           Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Purchaser, (2) to the best of Purchaser’s knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (3) any agreement or instrument to which Purchaser is a party or by which it is bound or (ii) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

(d)           No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Purchaser of this Agreement or the performance of its obligations hereunder.

(e)           Purchaser acknowledges that its purchase of the Membership Interests has not been solicited by any general means of advertising and that the purchase of the Membership Interests has been privately negotiated.

Section 7.3.  Seller’s Representations.  Seller warrants and represents to Purchaser as follows:

(a)           Representations Concerning Seller.

(i)            Seller is a [corporation] [limited partnership] [limited liability company], duly formed, validly existing and in good standing under the laws of                                          .  This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms;

(ii)           There are no actions, suits or proceedings pending or, to the knowledge of Seller, threatened, against or affecting Seller or the Company which, if determined adversely to Seller or the Company, would adversely affect its ability to perform its obligations hereunder.

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Neither Seller nor the Company has (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition of its creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (e) admitted in writing it inability to pay its debts as they come due or (f) made an offer of settlement, extension or composition to its creditors generally.  Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder to cause the Company to take the actions required to be taken by the Company hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement;

(iii)          Neither the execution, delivery or performance of this Agreement nor compliance herewith (a) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (1) the organizational documents of Seller or the Company’s Organizational Documents, (2) to the best of Seller’s knowledge, any law or any order, writ, injunction or decree of any court or governmental authority, or (3) any agreement or instrument to which Seller or the Company is a party or by which it is bound or (b) results in the creation or imposition of any lien, charge or encumbrance upon its or the Company’s property pursuant to any such agreement or instrument;

(iv)          No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Seller of this Agreement or the performance of its or the Company’s obligations hereunder;

(v)           Seller is not a “foreign person” as defined in Section 1445 of the Code or a “disregarded entity” as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii); Seller’s taxpayer identification number is                                               ;

(vi)          (A) All Tax Returns required to be filed by, on behalf of, or with respect to, the Company have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by, on behalf of, or with respect to the Company, either directly or otherwise, have been fully and timely paid, except (1) to the extent adequately reserved for in accordance with generally accepted accounting principles consistently applied on the balance sheet of the Company, and adequate reserves or accruals for Taxes have been provided in the balance sheet of the Company with respect to any period through the date hereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing and (2) with respect to real estate taxes and assessments for the Property that are paid directly by the Tenant under the Lease and pursuant to such Lease, as to which Seller has no knowledge of Tenant’s material failure to pay such Taxes and Seller covenants to use commercially reasonable efforts to enforce the provisions of such Lease with respect to the payment of such Taxes; (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitations) has been executed or filed with any taxing authority by or on behalf of the Company, and (D) the Company is, and at all times during its

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existence has been, a limited liability company that is taxable as a “disregarded entity” (rather than being taxable as an association or a publicly-traded partnership taxable as a corporation);

(vii)         The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employees’ salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws;

(viii)        The Company (or Seller on behalf of the Company) has made available to Purchaser, its agents and underwriters complete copies of (A) any audit report, revenue agent report or other written assertions issued within the last three (3) years relating to any material Taxes due from or with respect to the Company with respect to its income, assets or operations, (B) all Tax Returns filed by or on behalf of the Company for all periods for which the applicable statute of limitations has yet to lapse and (C) all Tax rulings, requests for rulings, or closing agreements specifically relating to the Company;

(ix)           No claim has been made by a taxing authority in a jurisdiction where the Company does not file an income or franchise Tax Return that the Company is or may be subject to taxation by, or required to file an income or franchise Tax Return in, that jurisdiction;

(x)            (A) There are no deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including the Company, or such deficiencies or assessments have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has the Company received any notice from any taxing authority that it intends to conduct such an audit or investigation; (B) no requests for a ruling or a determination letter are pending with any taxing authority by, or with respect to, the Company; and (C) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against or with respect to the Company for any subsequent taxable period that could be material;

(xi)           Neither the Company nor any other Person on behalf of the Company has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company.  No amount will be required to be included as an item of income in, or excluded as an item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date with respect to the Company as a result of any:  (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of applicable state, local or foreign Law) executed on or prior to the Closing Date; (C) election with respect to income from the discharge of indebtedness under Code Section 108(i); (D) prepaid amount received on or prior to the Closing Date; (E) sale reported on the installment method that occurred prior to the Closing Date, or (F) any similar election, action or agreement that would have the effect of deferring any liability for Taxes with respect to the Company from any period ending on or before the Closing Date to any period ending after the Closing Date;

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(xii)          Seller is a United States person within the meaning of Section 7701(a)(30) of the Code;

(xiii)         The Company has never constituted or been taxable as a “corporation” or an “association” (within the meaning of the Code);

(xiv)        The Company has never engaged in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4;

(xv)         The transactions contemplated hereby will not result in any income Tax liability to Purchaser or the Company;

(xvi)        The Company has no subsidiaries, and the Company has no investments or other interests in any other firm, person or venture other than the Property.  The Company has no assets other than cash (if any) and the Property.  Owner is not subject to any obligation or requirement to provide funds to or to make any investment (in the form of a loan, capital contribution or otherwise) in or to any person or venture.  Seller has not pledged or otherwise encumbered its Membership Interests in the Company;

(xvii)       The Company is a single member, single purpose entity disregarded for federal income tax purposes and established for the sole purpose of owning and operating the Property and the Company does not own or operate any property other than the Property; and

(xviii)      The Company does not have any employees employed in the management, ownership or operation of the Property.  Purchaser and Seller agree that Purchaser shall not assume, shall not take subject to and shall not be liable for, any liabilities or obligations of any kind or nature, whether absolute, contingent, accrued, known or unknown, to former or current employees of the Company, (i) which arise or accrue prior to the Closing including, without limitation, any liabilities or obligations of the Company in connection with any employee benefit plans or collective bargaining agreements, employment agreements or other similar arrangement, any liabilities or obligations with respect to employment arising under any federal, state or municipal statute or common law, or any liabilities or obligations in respect of retiree health benefits, and (ii) with respect to severance payments or other termination payments owing by Seller or the Company to any of the Company’s former or current employees (collectively, “Employee Claims”).  No portion of any liability respecting the Employee Claims listed in clause (ii) immediately above shall be passed through or charged to the Tenant by the Company.  Seller shall indemnify Purchaser and defend and hold Purchaser harmless from and against all claims arising under any Employee Claims.  The provisions of this paragraph shall survive the Closing.

(b)           Representations Concerning the Property.

(i)                                     The Lease:

(A)          Seller has delivered to Purchaser a true, correct and complete copy of the Lease;

(B)           The Lease is in full force and effect, has not been amended,

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modified or supplemented, and constitutes the entire agreement between the Company and the Tenant concerning the Property;

(C)           There is no default by the Company or Tenant under the Lease or, to the best of Seller’s knowledge, there is no condition or event that, with the passage of time or giving of notice, or both, would constitute such a default.  The Tenant is not entitled to any reduction in or refund of, and has no counterclaim or offset against, and is not otherwise disputing, any rents or other charges paid, payable or to become payable by the Tenant under the Lease or any of the Tenant’s other obligations under the Lease. There are no options or rights to renew, extend or terminate the Lease, except as expressly set forth in the Lease.  The Tenant has not indicated to Company or Seller its intent to terminate or attempt to renegotiate its Lease prior to expiration of the term of such Lease.  To the knowledge of Seller, the Tenant has not entered into any assignment or sublease with respect to the Lease;

(D)          Except as disclosed on Exhibit C, Tenant has not provided any security deposit in connection with the Lease;

(E)           There are no free rent, operating expense abatements, incomplete tenant improvements, rebates, allowances, or other unexpired concessions or landlord obligations under the Lease;

(F)           Other than the Lease, the Company has not entered into any leases or other occupancy agreements affecting all or any portion of the Property, and there are no tenants or other occupants of all or any part of the Property other than the Tenant under the Lease;

(G)           To the knowledge of Seller, the Tenant is not the subject of any bankruptcy, reorganization, insolvency or similar proceedings;

(H)          (a) The commencement date of the Lease was                                              ; the rent commencement date of the Lease was                                           ; and the expiration date of the initial term of the Lease is                        ; (b) there are no options remaining unexercised on the part of the Tenant to renew the Lease except as follows (if none, so state):                                                    ; and (c) monthly basic rent is payable as and when set forth in the Lease;

(I)            (a) Tenant has unconditionally taken possession of and is occupying all of the Property (to the extent that the Property is to be delivered to the Tenant pursuant to the Lease); (b) Landlord has completed all work to be performed by Landlord under the Lease in a good and workmanlike manner and in accordance with the Lease; (c) Landlord has not received any notice from Tenant of any defects in the Property or any related improvements or facilities; (d) Tenant has not delivered any notice alleging any defect or deficiency in the work relating to the Property or any related improvements or facilities; and (e) Landlord has satisfied any and all commitments made to induce Tenant to enter in to the Lease;

(ii)           Lease Brokerage.  There are no lease brokerage agreements, leasing

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commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property, whether now or in the future.  No brokerage or similar fee is due or unpaid by Seller or the Company with respect to the Lease or the Property.  No brokerage or similar fee shall be due or payable on account of the exercise of any renewal, extension or expansion options arising under the Lease;

(iii)          Contracts.  Exhibit I sets forth a complete and accurate list of the Contracts.  Seller has given Purchaser true and complete copies of the Contracts.  The Contracts are in full force and effect and neither the Company nor, to the best of Seller’s knowledge, any other party, is in default in any material respect under any Contract;

(iv)          Warranties, Permits and Related Matters.

(A)          Attached hereto as Exhibit K is a true, complete, correct and complete list of all warranties or guaranties issued in connection with the development, construction, operation, maintenance or repair of the Property, and all amendments and modifications thereto (collectively, the “Warranties”).  True and correct copies of all of the Warranties have been delivered to Purchaser.  The Warranties are in full force and effect and shall be duly assigned to Purchaser at Closing at Seller’s sole expense;

(B)           To the best of Seller’s knowledge, the Property is in compliance in all material respects with all Legal Requirements, and Seller has no actual knowledge of any claim of violation of any Legal Requirement.

(C)           To the best of Seller’s knowledge, the Company has obtained all licenses, permits, variances, approvals, and authorizations required from all governmental authorities having jurisdiction over the Property or from private parties for the intended development, construction, use, operation and occupancy of the Property and to insure vehicular and pedestrian ingress to and egress from the Property (collectively, the “Permits”), and all of the Permits are, and will at Closing be, in full force and effect and properly vested in the name of the Company.  All appeal periods with respect to the Permits have expired and no appeals have been filed;

(D)          Neither Seller nor the Company has received any written notice from any insurance company, insurance rating organization or Board of Fire Underwriters requiring any alterations, improvements or changes at the Property, or any portion thereof;

(E)           To the best of Seller’s knowledge, other than general real estate taxes, the Company has no obligations to any governmental authority, adjacent property owner or other Person for the payment (or for any donations in lieu of payment) or performance of any infrastructure, capital improvements or other work in connection with the development or ownership of the Property;

(v)           Litigation and Other Proceedings.

(A)          No condemnation or eminent domain proceedings are pending or, to Seller’s knowledge, threatened against the Property or any part thereof, and neither Seller nor the Company has made any commitments to or received any written notice of the desire of any

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public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes;

(B)           There are no pending, or to Seller’s knowledge, threatened, judicial or administrative proceedings or investigations affecting or relating to the development, construction, use, operation or ownership of the Property;

(vi)                              Taxes.  Seller has delivered true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to the Company or Seller with respect to the Property for the most recent past and current tax years, and any new assessment received by the Company or Seller with respect to a current or future tax year.  No portion of the Property comprises part of a tax parcel which includes property other than property comprising all or a portion of the Property.  No application or proceeding is pending with respect to a reduction or an increase of such taxes.  There are no tax refund proceedings relating to the Property which are currently pending.  There are no special taxes or assessments to be levied against the Property nor is Seller aware of any change in the tax assessment of the Property;

(vii)                           Personal Property.  The Company has good title to the Personal Property free and clear of all liens and encumbrances;

(viii)                        Hazardous Materials.  Except as disclosed in writing to Purchaser before the date hereof, neither Seller nor the Company has received any written notice that any Hazardous Material are present at the Property or that the Property is in violation of any Environmental Law.  The Company has not used (except as is customary in the course of the operation of the Property and in compliance with all applicable laws), manufactured, generated, treated, stored, disposed of, or released any material amounts of Hazardous Material on, under or about the Property or transported any material amounts of Hazardous Material over the Property or installed, used or removed any storage tank on, from or in connection with the Property.  Except as disclosed in writing to Purchaser before the date hereof, to Seller’s knowledge, there are no storage tanks or wells (whether existing or abandoned) located on, under or about the Property;

(ix)                                No Preemptive Rights.  The Company has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in the Property and Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in the Company;

(x)                                   Reports and Other Information.

(A)          Seller has delivered or made available to Purchaser (without representation or warranty, express or implied, as to the completeness or accuracy thereof) true and complete copies of all Reports;

(B)           The plans and specifications for the Improvements, Lease, Permits, Warranties, operating statements, income and expense reports, and all other agreements, books and records relating to the Property delivered or made available by Seller to Purchaser in connection with this Agreement are and at the time of Closing will be copies of such documents

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that are true, complete and correct in all material respects.  The operating statements furnished by Seller to Purchaser relative to the Property are true and correct in all material respects and fairly reflect the financial condition, the financial results or other subject matter thereof as of the dates thereof, and there have been no material adverse changes since the date of such statements;

(C)           To Seller’s knowledge, Seller has not failed to deliver to Purchaser a true and complete copy of any written report or document in Seller’s or the Company’s possession or control that materially affects the development, ownership, leasing, value or use of the Property;

(xi)                                Seller Representative.  The Designated Seller Representatives have been actively involved in, and are familiar with, the ownership, development, construction, leasing and operation of the Property.

(c)                                  Representations Concerning the Membership Interests.

(i)                                     Seller has provided Purchaser with copies of the Company’s Organizational Documents that are true, correct and complete and have not been amended or modified;

(ii)                                  Seller owns 100% of the membership interests in the Company free and clear of any liens or encumbrances;

(iii)                               The Membership Interests are not evidenced by share certificates;

(iv)                              Other than this Agreement, Seller is not a party to any option, warrant, purchase right or other contract or commitment requiring Seller to sell, transfer or otherwise dispose of the Membership Interests.  Seller is not a party to any voting trust, proxy or other agreement with respect to the Membership Interests other than the Company’s Organizational Documents;

(v)                                 To Seller’s knowledge, there is no litigation or material claims or causes of action, or any government proceeding or inquiry, whether pending or threatened, concerning

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the Company or the Membership Interests.  To Seller’s knowledge, the Company is not in default with respect to any judgment.  order, writ, injunction, decree, assessment or similar command of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, affecting the Company or the Membership Interests, nor to Seller’s knowledge is any such instrument or other action of the nature indicated above outstanding.  To Seller’s knowledge, Seller has not committed any act which would give rise to any material legal action or other proceeding before any court or administrative agency affecting the Company or the Membership Interests; and

(vi)          In the event any portion of the Purchase Price is paid in OP Units, Seller makes the representations and warranties contained in Exhibit J attached hereto and incorporated herein.

Section 7.4.  Seller’s Knowledge.  Whenever a representation is qualified by the phrase “to the best of Seller’s knowledge”, or by words of similar import, the accuracy of such representation shall be based solely on the actual (as opposed to constructive or imputed) knowledge of                                  and                                       (collectively, the “Designated Seller Representatives”), without independent investigation or inquiry other than review of Seller’s and the Company’s files and reasonable inquiry of Seller’s and the Company’s agents (including property managers and leasing agents), officers and employees who are familiar with the development, ownership, operation and leasing of the Property.

ARTICLE 8

Closing

Section 8.1.  Closing Date.  The Closing shall take place at 1:00 p.m. on the Closing Date.  Unless the parties otherwise agree in writing, the Closing shall be conducted at the principal office of the Seller at such time and, on or before the Closing Date, Seller shall deliver to Purchaser the documents listed in Section 8.2 and Purchaser shall deliver to Seller the documents and funds described in Section 8.3.

Notwithstanding anything to the contrary in this Agreement, if, on the Closing Date, Purchaser is unable to bind property and casualty insurance for the Real Property solely because of the existence of a named hurricane threatening the area in which the Real Property is located, Purchaser may, by written notice to Seller, adjourn the Closing until the date that is three (3) Business Days after the date that such condition no longer exists.

Section 8.2.  Seller’s Deliveries.  At the Closing, Seller shall deliver or cause to be delivered to Purchaser (or its nominee), at Seller’s sole expense, each of the following items:

(a)           (i) An Assignment and Assumption Agreement in the form attached hereto as Exhibit E, (ii) the Representation Update Certificate in the form attached hereto as Exhibit F, (iii) the Closing Statement, and (iv) a non-foreign person affidavit in the form attached hereto as Exhibit I, all duly executed (and, when required, acknowledged) by Seller;

(b)           Customary affidavits and certificates as to facts within the knowledge of Seller or the Company relevant to the determination by the Title Company as to the condition of

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title (including, without limitation, a gap indemnity affidavit);

(c)           At least two original Tenant estoppel certificates;

(d)           At least two original SNDAs;

(e)           All instruments necessary to dissolve the                                  effective as of the Closing Date;

(f)            such other documents and certificates as the Purchaser may reasonably request to establish the authority of the parties executing any documents in connection with the Closing; and

(g)           Such other documents as are consistent with the terms of this Agreement and reasonably required to close the transaction contemplated hereby.

Section 8.3.  Purchaser’s Deliveries.  At the Closing, Purchaser shall deliver the following items:

(a)           Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit) and Purchaser’s share of all escrow costs and closing expenses;

(b)           Duly executed and acknowledged originals of the Assignment and Assumption Agreement and the Closing Statement;

(c)           Such evidence or documents as may reasonably be required by Seller or the Title Company evidencing the status and capacity of Purchaser and the authority of the Person or Persons who are executing the various documents on behalf of Purchaser in connection with the purchase of the Membership Interests and ownership of the Property; and

(d)           Such other documents as are consistent with the terms of this Agreement and reasonably required to close the transaction contemplated hereby.

Section 8.4.  Costs and Prorations.

(a)           General.  To the extent not paid directly by Tenant in accordance with the terms of the Lease, real estate taxes and assessments allocable to the payment period that includes the Closing Date, personal property taxes, if any, rental income and all other items of income and expense with respect to the Property shall be prorated between Seller and Purchaser as of the Closing Date in accordance with this Section 8.4.  Except as otherwise provided in this Section 8.4, income and expenses shall be prorated on the basis of a 30-day month and on the basis of the accrual method of accounting.  All such items attributable to the period prior to the Closing Date shall be credited or charged to Seller, and all such items attributable to the period commencing on the Closing Date shall be credited to Purchaser.

(b)           Rents.  The fixed and minimum rents and all additional rents, escalation

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charges, common area maintenance charges, imposition charges, heating and cooling charges, insurance charges, charges for utilities, percentage rent, and all other rents, charges and commissions (collectively, the “Rents”) payable by the Tenant, to the extent collected by Seller or the Company on or prior to the Closing Date and which represent payments of Rents applicable to a period of time on or subsequent to the Closing Date, shall be prorated between Seller and Purchaser at Closing.  The Company shall retain at Closing (i) all security or other deposits paid by the Tenant with respect to the Property; (ii) rent prepaid beyond the Closing Date; and (iii) any interest on rental agreement or security deposits or prepaid rent held by or on behalf of the Company and refundable to the Tenant, all of which shall continue to be in the operating account of the Company and shall not be removed by Seller.

(c)           Arrears.  Any of the Rents which are due and payable by the Tenant with respect to the period prior to the Closing Date, but which have not been collected by the Company on or prior to the Closing Date, or payment of which has been deferred until after the Closing Date (the “Arrearage Rents”) shall not be prorated at Closing.  Any Arrearage Rents that are paid after the Closing Date shall, subject to the terms below, be paid to Seller, and if the Arrearage Rents are received by the Company or Purchaser, Purchaser shall pay or shall cause the Company to pay the Arrearage Rents to Seller promptly after collection by Purchaser or the Company, as applicable.  After Closing, neither Purchaser nor the Company shall have any obligation to collect any Arrearage Rents or to commence any action to enforce the obligation of Tenant to pay the Arrearage Rents.  In the event Purchaser elects to commence, or to cause the Company to commence any action or proceeding against Tenant and as a result thereof collects any Arrearage Rents which Purchaser is required to remit to Seller, Purchaser shall be entitled to deduct and retain a portion of the amount collected which is equal to the Pro Rata Share (as hereinafter defined) of the reasonable, third party expenses incurred by Purchaser in connection with the collection of the Arrearage Rents.

(d)           Unknown Rents.  As used herein, the term “Unknown Rents” means any Rents that have accrued as of the Closing but are not due and payable on the Closing Date: (i) because the lease year or other fiscal period for which such Rents are to be computed has not yet expired (including, by way of example only, escalation charges and percentage rents), or (ii) because for any other reason the amount of such Rents cannot be calculated on the Closing Date.  Unknown Rents shall not be prorated at Closing but shall be apportioned promptly after expiration of the applicable lease year or other fiscal period and collection of the Unknown Rents.  Purchaser shall make reasonable efforts or shall cause the Company to make reasonable efforts to ascertain the amount of the Unknown Rents (but shall not be obligated to commence any action or proceeding to collect Unknown Rents), and when the amounts of the Unknown Rents are ascertained and collected by Purchaser or the Company, Purchaser shall promptly pay (or cause the Company to pay) to Seller a portion (the “Pro Rata Share”) of the Unknown Rents determined by multiplying the Unknown Rents collected by a fraction, the numerator of which is the number of days in the applicable lease year or other fiscal period up to but excluding the Closing Date and the denominator of which is the number of days in the lease year or other fiscal period, less any monies Seller has previously received on account of the Unknown Rents and Seller’s Pro Rata Share of the third party expenses incurred by Purchaser in the collection of the Unknown Rents.  In the event it is determined after Closing that the amount of the Unknown Rents received by Seller exceeds the Seller’s Pro Rata Share, Seller shall promptly pay such excess to Purchaser upon demand.

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(e)           Taxes.  To the extent not paid directly by Tenant in accordance with the terms of the Lease, all real estate taxes assessed against the Property shall be prorated between Seller and Purchaser on an accrual basis based upon the actual current tax bill.  If the most recent tax bill received by the Company before the Closing Date is not the actual current tax bill, then Seller and Purchaser shall initially prorate the taxes at the Closing by applying 100% of the tax rate for the period covered by the most current available tax bill to the latest assessed valuation, and shall reprorate the taxes retroactively when the actual current tax bill is then available.  All real estate taxes accruing before the Closing Date shall be the obligation of Seller and all such taxes accruing on and after the Closing Date shall be the obligation of Purchaser.

(f)            Assessment Installments.  If as of the Closing Date the Property is encumbered or otherwise affected by any assessment (whether or not a lien) which is or may become payable in installments (which the Tenant is not required to pay under the provisions of the Lease), then for the purposes of this Agreement, all unpaid installments of such assessments shall be deemed to have become due and payable prior to the Closing Date and Purchaser shall be entitled to receive a credit against the Purchase Price in an amount equal to all unpaid installments of such assessments, and in such event Purchaser shall take title to the Membership Interests (and indirectly, the Property) subject to the unpaid installments not yet due and payable.

(g)           Utilities.  To the extent not payable directly by the Tenant in accordance with the terms of the Lease, the actual or estimated charges for utilities accrued and payable by the Company shall be prorated between Seller and Purchaser.  Deposits for utilities (the “Utility Deposits”), plus any interest on the Utility Deposits to which the Company has paid to the utility company, shall be credited to Seller for the full amount thereof at Closing.  With respect to water, sewer, electric and gas charges, to the extent not paid by the Tenant under the Lease, Seller shall cause the Company to make reasonable efforts to obtain a reading of the meter or other consumption measuring device as of the Closing Date.  If the Company is unable to obtain such a reading, Seller shall furnish a reading as of a date not more than thirty (30) days prior to the Closing Date and the unknown charges shall be apportioned on the basis of an estimate computed by utilizing such reading and the most recent bill from the utility provider.

(h)           Continuing Contracts.  Prepaid charges, payments and accrued charges under any Continuing Contracts shall be prorated at Closing in a manner reasonably acceptable to Seller and Purchaser.

(i)            Closing Costs.  Purchaser and Seller shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.  Purchaser shall pay all costs associated with its due diligence, including, without limitation the cost of any surveys, zoning reports and title policies and all assumption costs, including legal fees, for or in connection with the assumption of any loan or any properties or costs arising out of the prepayment of any loan.  Any recording fees, escrow fees and other closing costs (except documentary transfer taxes or other transfer or recording taxes) shall be all allocated according to the custom and practice of the jurisdiction in which the Property is located.  To the extent any recording taxes, transfer taxes or documentary stamps are due or become due in connection with the transaction contemplated by this Agreement, such costs shall be paid by Purchaser.

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(j)            Closing Statement.  Purchaser and Seller shall cooperate to produce prior to the Closing Date a schedule of prorations to be made as of the Closing Date in accordance with the terms of this Agreement (the “Closing Statement”).  Any adjustments to estimated figures on the Closing Statement shall be made by the parties with due diligence and cooperation within ninety (90) days following the Closing Date, or such later time as may be required to obtain necessary information for proration, by prompt cash payment to the party yielding a net credit from such prorations from the other party.

Section 8.5.  Possession.  Possession of the Property shall be retained by the Company at the Closing, subject only to the Lease, rights arising under any Contracts, and the Permitted Exceptions.

ARTICLE 9

Real Estate Commission

Section 9.1.  Commissions.

(a)           Seller represents, warrants and covenants to Purchaser that Seller has not dealt with any real estate agent or broker in connection with the transaction contemplated hereby.  Seller shall indemnify Purchaser against all claims, costs and liability (including reasonable attorneys’ fees) arising from or relating to any claims by any other broker or other Person claiming any commission or similar compensation by, through or under Seller.

(b)           Purchaser represents, warrants and covenants with Seller that Purchaser has not dealt with any real estate agent or broker in connection with the transaction contemplated hereby. Purchaser shall indemnify Seller against all claims, costs and liability (including reasonable attorneys’ fees) arising from or relating to any claims by any broker or other Person claiming any commission or similar compensation by, through or under Purchaser.

The provisions of this Section 9.1 shall survive the Closing.

ARTICLE 10

Termination and Default

Section 10.1.  Termination without Default. If the sale of the Membership Interests is not consummated because of the failure of any condition precedent to Purchaser’s obligations expressly set forth in this Agreement or for any other reason except a default by Purchaser in its

24

obligation to purchase the Membership Interests in accordance with the provisions of this Agreement (which shall be governed by Section 10.2) or any default by Seller of its obligations under this Agreement (which shall be governed by Section 10.3), the Deposit shall promptly be returned to Purchaser and neither Party shall have any further obligations hereunder.

Section 10.2.  Purchaser’s Default. If the sale contemplated hereby is not consummated because of a default by Purchaser in its obligation to purchase the Membership Interests in accordance with the terms of this Agreement, and if such default is not cured within ten (10) days from written notice thereof from Seller to Purchaser, then: (a) this Agreement shall terminate; (b) the Deposit shall be paid to and retained by Seller as liquidated damages; and (c) Seller and Purchaser shall have no further obligations to each other. PURCHASER AND SELLER ACKNOWLEDGE THAT THE DAMAGES TO SELLER IN THE EVENT OF A BREACH OF THIS AGREEMENT BY PURCHASER WOULD BE DIFFICULT OR IMPOSSIBLE TO DETERMINE, THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ BEST AND MOST ACCURATE ESTIMATE OF THE DAMAGES THAT WOULD BE SUFFERED BY SELLER IF THE TRANSACTION SHOULD FAIL TO CLOSE AND THAT SUCH ESTIMATE IS REASONABLE UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT AND UNDER THE CIRCUMSTANCES THAT SELLER AND PURCHASER REASONABLY ANTICIPATE WOULD EXIST AT THE TIME OF SUCH BREACH. PURCHASER AND SELLER AGREE THAT SELLER’S RIGHT TO RETAIN THE DEPOSIT SHALL BE SELLER’S SOLE REMEDY, AT LAW AND IN EQUITY, FOR PURCHASER’S FAILURE TO PURCHASE THE MEMBERSHIP INTERESTS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Section 10.3.  Seller’s Default.  If Seller defaults in its obligation to sell the Membership Interests to Purchaser in accordance with the terms of this Agreement, and if such default is not cured within ten (10) days from written notice thereof from Purchaser to Seller, then Purchaser may, as its sole and exclusive remedy at law or in equity: (a) terminate this Agreement by giving written notice thereof to Seller, in which event the Deposit will promptly be returned to Purchaser, and the parties shall have no further obligation to each other; (b) waive such default and consummate the transactions contemplated hereby in accordance with the terms of this Agreement; or (c) specifically enforce this Agreement. Purchaser hereby irrevocably waives any other right or remedy for such default.  If Purchaser brings an action for specific performance, the Deposit shall be returned to Purchaser pending the outcome of such action.

Section 10.4.  Breach of Representations. The representations and warranties of Seller and Purchaser set forth in this Agreement or in any document or certificate delivered by Seller or Purchaser in connection herewith shall survive the Closing for a period of twelve (12) months (the “Survival Period”), and no action or proceeding thereon shall be valid or enforceable, at law or in equity, unless within such time, written notice thereof is given to the other party; provided, however, that following the closing: (i) the total liability of Seller for all breaches shall not, in the aggregate, exceed [                ] [2% of the Purchase Price] (the “Claim Cap”); and (ii) the total liability of Purchaser for all such breaches shall not, in the aggregate, exceed the Claim Cap.  Purchaser further agrees that no claim may or shall be made for any alleged breach of any representations or warranties made by Seller under this Agreement and any document delivered in connection with this Agreement unless the amount of such claim or claims, individually or in

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the aggregate, exceeds [                   ] (at which point, subject to the above provisions, Seller shall be responsible for all such damages caused thereby relating back to the first dollar of loss).

Section 10.5.  Mutual Indemnifications.

(a)           From and after the Closing until expiration of the Survival Period, Seller shall indemnify Purchaser and defend and hold Purchaser harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including reasonable attorneys’ fees, resulting from any misrepresentation or breach of warranty by Seller in this Agreement or in any document, certificate, or exhibit given or delivered by Seller pursuant to or in connection with this Agreement; provided however, that Seller’s liability following the Closing for any misrepresentation or breach of warranty by Seller in this Agreement or in any document, certificate, or exhibit given or delivered by Seller pursuant to or in connection with this Agreement shall not exceed the Claim Cap; provided, further, that in no event shall Seller have any liability for any such breach regarding which Purchaser had actual knowledge prior to the Closing).

(b)           From and after the Closing until expiration of the Survival Period, Purchaser shall indemnify Seller and defend and hold Seller harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including reasonable attorneys’ fees, resulting from any misrepresentation or breach of warranty made by Purchaser in this Agreement or in any document, certificate, or exhibit given or delivered by Purchaser pursuant to or in connection with this Agreement; provided, however, that Purchaser’s liability following the Closing for any misrepresentation or breach of warranty by Purchaser in this Agreement or in any document, certificate, or exhibit given or delivered by Purchaser pursuant to or in connection with this Agreement shall not exceed the Claim Cap.

(c)           Seller shall indemnify Purchaser and defend and hold Purchaser harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including reasonable attorneys’ fees, asserted against, incurred or suffered by Purchaser and related to its ownership of the Membership Interests (including, without limitation, those resulting from any personal injury or property damage occurring in, on or about the Property or relating thereto) and occurring during any period in which Seller or its affiliates owned the Company, from any cause whatsoever other than as a consequence of the acts or omissions of Purchaser, its agents, employees or contractors; provided, however, that any claim against Seller under this Section 10.5(c) must be made in writing before the end of the Survival Period.

(d)           Purchaser shall indemnify Seller and defend and hold Seller harmless from and against any and all claims, demands, liabilities, costs, expenses, penalties, damages and losses, including reasonable attorneys’ fees, asserted against, incurred or suffered by Seller and related to its ownership of the Membership Interests (including, without limitation, those resulting from any personal injury or property damage occurring in, on or about the Property or relating thereto) and occurring during any period in which Purchaser or its affiliates owns the Company, from any cause whatsoever other than as a consequence of the acts or omissions of Seller, its agents, employees or contractors; provided, however, that any claim against Purchaser under this Section 10.5(d) must be made in writing before the end of the Survival Period.

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(e)           In the event either party hereto receives notice of a claim or demand which results or may result in indemnification pursuant to this Section 10.5, such party shall promptly give notice thereof to the other party to this Agreement.  The party receiving such notice shall promptly take such measures as may be reasonably required to properly and effectively defend such claim, and may defend same with counsel of its own choosing.  In the event the party receiving such notice fails to properly and effectively defend such claim, and in the event such party is liable therefor, then the party so giving such notice may defend such claim at the expense of the party receiving such notice. The provisions of this Section 10.5 shall survive the Closing until the end of the Survival Period (and thereafter with respect to any written claims made before the end of the Survival Period).

(f)            In no event shall a party be liable to the other for consequential or punitive damages resulting from any breach of its representations or warranties and/or covenants contained in this Agreement or any agreement delivered in connection with this Agreement (unless such incidental, special or consequential (but not punitive) damages are incurred by as a result of a third party claim for losses).

ARTICLE 11

Miscellaneous

Section 11.1.  Entire Agreement; Successors and Assigns; Miscellaneous Provisions. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements.  All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts, and all counterparts shall collectively constitute a single agreement. A party may deliver executed signature pages to this Agreement by facsimile transmission or via electronic mail to the other party, which facsimile or electronic copies shall be deemed to be an original executed signature page binding on the party that so delivered the executed signature page by facsimile or electronic mail. No modification of this Agreement shall be deemed effective unless in writing and signed by both Seller and Purchaser.  In the event the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.  The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein”, “hereinafter”, “hereof” and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires.  The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

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Section 11.2.  Waiver; Governing Law. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving.  No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Purchaser of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.  This Agreement shall be construed and the rights and obligations of Seller and Purchaser hereunder determined in accordance with the internal laws of the State of                                                      , without regard to the principles of conflict of laws.

Section 11.3.  Notices. All notices or other communications required or provided to be sent by either party shall be in writing and shall be sent by: (i) by United States Postal Service, certified mail, return receipt requested, (ii) by any nationally known overnight delivery service for next day delivery, (iii) delivered in person or (iv) sent by telecopier or facsimile machine which automatically generates a transmission report that states the date and time of the transmission, the length of the document transmitted and the telephone number of the recipient’s telecopier or facsimile machine (with a copy thereof sent thereafter in accordance with clause (i), (ii) or (iii) above).  All notices shall be deemed to have been given upon receipt. All notices shall be addressed to the parties at the addresses below:

To Seller:	STAG III Properties, LLC c/o STAG Industrial, Inc. 99 High Street, 28th Floor Boston, Massachusetts 02110 Attn: Benjamin S. Butcher

With a copy to:	DLA Piper LLP (US) 33 Arch Street, 26th Floor Boston, Massachusetts 02110 Attn: John L. Sullivan, Esq. Fax No. 617-406-6100

To Purchaser:	[ ] c/o STAG Industrial, Inc. 99 High Street, 28th Floor Boston, Massachusetts 02110 Attn: Benjamin S. Butcher

With a copy to:	DLA Piper LLP (US) 33 Arch Street, 26th Floor Boston, Massachusetts 02110 Attn: John L. Sullivan, Esq. Fax No. 617-406-6100

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Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 11.3.  The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.  Any notice to be given by any party hereto may be given by the counsel for such party.

Section 11.4.  Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level.  The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

Section 11.5.  IRS Real Estate Sales Reporting.  Purchaser and Seller hereby agree that the Title Company shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

Section 11.6.  Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Title Company, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

Section 11.7.  Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions.  If, however, any provision in this Agreement is found by a court of law to be in violation of any applicable local, state, or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void, or unenforceable provision were not contained herein, and that the rights, obligations, and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

Section 11.8.  Exclusivity.  In consideration of the significant time and expense to be devoted by Purchaser to its potential acquisition of the Membership Interests, Seller agrees that, during the term of this Agreement, it will negotiate exclusively with Purchaser concerning a potential sale of the Property and/or the Membership Interests, it will not market the Membership Interests or the Property for sale or allow other potential purchasers to inspect and/or tour the Property or the Membership Interests, as applicable, and it has not and will not enter into any agreement to sell the Property or the Membership Interests to any party other than Purchaser.  If Seller breaches its obligations under this Section, Purchaser shall have the right to damages and,

29

at Purchaser’s election, injunctive or other equitable relief.

[The balance of this page has intentionally been left blank.  Signature pages follow.]

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IN WITNESS WHEREOF, Seller and Purchaser hereto have executed this Agreement as of the Effective Date.

SELLER:

STAG III PROPERTIES, LLC

By:
Benjamin S. Butcher
President

PURCHASER:

[ ]

By:
Name:
Title:

Schedule 1.1

Defined Terms

“Agreement” has the meaning set forth in the first paragraph of this document.

“Arrearage Rents” has the meaning set forth in Section 8.4(c).

“Business Day” shall mean any day of the week other than (i) Saturday and Sunday, (ii) a day on which banking institutions in Boston, Massachusetts or                                            ,                                  are obligated or authorized by law or executive action to be closed to the transaction of normal banking business, or (iii) a day on which governmental functions in the Boston, Massachusetts or                                    ,                                   area are interrupted because of extraordinary events such as hurricanes, power outages or acts of terrorism.

“Certificate of Occupancy has the meaning set forth in Section 6.1(i).

“Closing” shall mean the consummation of the purchase and sale of the Membership Interests pursuant to the terms of this Agreement.

“Closing Statement” has the meaning set forth in Section 8.4(j).

“Code” shall mean the Internal Revenue Code of 1986, and all amendments thereto and all regulations issued thereunder.

“Company” shall have the meaning set forth in the Recitals of this Agreement.

“Company’s Organizational Documents” shall mean collectively, (a) the Certificate of Formation of the Company filed with the                                         on                      , and any amendments thereto, and (b) the [Operating Agreement] of the Company dated as of                                               , and any amendments thereto.

“Confidential Information” shall mean any proprietary information concerning the Property provided to Purchaser by Seller, excluding information that is available to the general public or from sources other than Seller.

“Contracts” shall mean all development, construction, service, management, leasing, operation, maintenance, repair and other contracts (other than the Lease) affecting the Land or Improvements and all amendments and modifications thereto.

“Deposit” has the meaning set forth in Section 3.1.

“Designated Seller Representatives” has the meaning set forth in Section 7.4.

“Effective Date” shall mean the later of the date below the signature of Purchaser or Seller on this Agreement or, if such dates are the same, the date below each of such signatures.

“Environmental Law” shall mean any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions, human health or Hazardous Material, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §1251 et seq.), the Clean Air Act (42 U.S.C. §7401 et seq.), the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §1101 et seq.), The Endangered Species Act (16 U.S.C. §1531 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. §651 et seq.) and the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.), and the regulations promulgated pursuant to such laws, all as amended from time to time.

“Hazardous Materials” shall mean any substance or material which is or contains:  (i) any substance, waste or material now or hereafter defined in and/or regulated under any Environmental Law; (ii)  gasoline, diesel fuel or other petroleum hydrocarbons; (iii) asbestos and asbestos containing materials, in any form, whether friable or nonfriable; (iv) polychlorinated biphenyls; (v) radon gas; or (vi) mold, mildew or other biological agents.

“Improvements” shall mean that certain building containing approximately             net rentable square feet and commonly known as [                                           ] located at [                                          ], and all other buildings, structures and other improvements situated upon the Land and any fixtures, systems and facilities owned by Company and located on the Land.

“Intangible Property” shall mean all of the Company’s right, title and interest, if any, in all intangible assets relating to the Land, Improvements or Personal Property, including all of the Company’s right, title and interest, if any, in all (a) warranties and guaranties relating to the Land, Improvements or Personal Property, (b) all licenses, permits and approvals relating to the Land, Improvements or Personal Property, (c) all contract rights (including, without limitation, all letters of credit held as security for any Tenant’s obligations, and (d) all plans and specifications relating to the Land, Improvements or Personal Property.

“Land” shall mean the land described on Exhibit A attached hereto, together with all privileges, rights, easements and appurtenances belonging to such land and all right, title and interest (if any) of the Company in and to any streets, alleys, passages or other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of the Company in all mineral rights appurtenant to such land.

“Lease” shall mean the lease dated                              between the Company, as Landlord and [                                              ], as Tenant, as amended by (list all amendments with dates).

“Lease Transaction” shall mean any of the following:  (a) the execution of any new lease or other occupancy agreement for any portion of the Property; (b) any modification of the Lease or any other occupancy agreement affecting the Property; (c) the consent to any assignment of or subletting under the Lease; or (d) the termination of the Lease.

“Legal Requirements”  means all applicable zoning, building, health and safety,

environmental and all other laws, legislation, rules, codes, by-laws, ordinances, resolutions, regulations, orders and decrees and all requirements of the Board of Fire Underwriters and any other insurance underwriters relating in any way to the Property or the development, construction, ownership, use and occupancy thereof.

“Lender” shall mean Bank of America, NA, and its successors and assigns as holder of the Loan.

“Loan shall mean the loan in the original principal amount of $22,755,511 made by Lender to the Company and certain other affiliates which encumbers the Property and certain other Property.

“Market Value” “means the average of the daily market price of the REIT’s common stock (the “REIT Shares”) for the ten (10) consecutive trading days immediately preceding the date on which the market value of the REIT Shares is being determined.  The daily market price for each such trading day shall be the last sale price for such REIT Shares, or, in case no such sale takes place on such day, the average of the closing bid and asked prices for such REIT Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such REIT Shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the REIT’s board of directors or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined in good faith by the REIT ‘s board of directors.  For purposes of determining Market Value, one OP Unit shall equal one REIT Share, subject to any adjustments required under Purchaser’s Amended and Restated Agreement of Limited Partnership, as the same may be amended and/or restated from time to time (the “Operating Partnership Agreement”), or to reflect stock splits, reclassifications, dividends in-kind and the like.

“Material Casualty” has the meaning set forth in Section 6.3.

“Material Taking” has the meaning set forth in Section 6.4.

“OP Units” means the common units of limited partnership interests in STAG Industrial Operating Partnership, L.P., a Delaware limited partnership.

“Permitted Exceptions” shall mean all matters shown on the Title Commitment (other than Voluntary Liens) or the Survey.  In no event shall any Voluntary Lien constitute a Permitted Exception, and all Voluntary Liens shall be paid in full at or before the Closing or out of the proceeds otherwise due to Seller.

“Permits” has the meaning set forth in Section 7.3(b)(iv)(C).

“Person” shall mean any individual, estate, trust, partnership, limited liability company, limited liability partnership, corporation, governmental agency or other legal entity.

“Personal Property” shall mean all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property, if any, owned by Seller and installed, located or situated on or used in connection with the operation of the Improvements, including those items, if any, listed on Exhibit J.

“Property” shall mean, collectively, the Real Property, the Personal Property, the Company’s interest in the Lease, and the Intangible Property.

“Purchase Price” shall mean the purchase price for the Membership Interests as specified in Section 2.2.

“Purchaser” means the Person named as Purchaser in the first paragraph of this Agreement, together with any assignee of the originally named Purchaser.

“Real Property” shall mean the Company’s interest in and to Land and the Improvements.

“Reports” shall have the meaning set forth in Schedule 5.1.

“Required Endorsements” shall mean the following ALTA endorsements (to the extent legally available in the jurisdiction in which the Real Property is located):  (a) Form 9 - Comprehensive (modified as appropriate for an owner’s policy); (b) Form 3.1 Zoning (including parking and loading); (c) survey endorsement; (d) access endorsement; (e) if the land on which the Property is located consists of more than one parcel, a contiguity endorsement; and (f) a tax parcel endorsement.

“Restricted Period” shall mean the period commencing on the Effective Date and ending on the earlier of the Closing or the termination of this Agreement.

“Seller” has the meaning set forth in the first paragraph of this Agreement.

“Seller Representations” shall mean the representations and warranties of Seller expressly set forth in Section 7.3.

“SNDA” has the meaning set forth in Section 6.1(d).

“Survey” has the meaning set forth in Section 4.1.

“Taxes” shall mean any (i) federal, state or local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, escheat, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax, assessment or governmental charge of any kind whatever imposed by any taxing authority, including any interest, penalty or addition thereto, whether disputed or not, and (ii) liability for the payment of any amount of the type described in clause (i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

“Tax Return” shall mean any return, declaration, report, estimate, information return and statement (including any attachment or schedule thereto) required to be filed in respect of any Taxes.

“Tenant” shall mean                                                               .

“Title Commitment” has the meaning set forth in Section 4.1.

“Title Company” shall mean [                                               ].

“Unknown Rents” has the meaning set forth in Section 8.4(d).

“Utility Deposits” has the meaning set forth in Section 8.4(g).

“Voluntary Liens” shall mean any of the following encumbrances on the Property or the Membership Interests or any portion thereof: (a) any mortgage or deed of trust granted or assumed by Seller or the Company; (b) any mechanic’s or materialmen’s lien; (c) any lien for unpaid taxes, assessments, utility, water, sewer or other governmental charges; and (d) any other lien or encumbrance granted, assumed or suffered by Seller or the Company and securing the repayment of money or other claims made against Seller or the Company.

Schedule 3.1

Deposit Escrow Provisions

[Attached to and a Part of Real Estate Purchase and Sale Agreement]

(a)        Title Company shall hold the Deposit in separate, segregated, interest bearing account(s) approved by Purchaser and Seller.  If the Closing occurs, the Deposit shall be credited against the Purchase Price.  The Deposit shall be held and disbursed by Title Company in the following manner:

(i)            to Seller upon consummation of the Closing [or the exercise of Purchaser’s revocation right under Section 5.5]; or

(ii)           to Seller upon receipt of written demand therefor, stating that Purchaser has defaulted in the performance of Purchaser’s obligations under this Agreement and the facts and circumstances underlying such default; provided, however, that Title Company shall not honor such demand until at least ten (10) Business Days after it has sent a copy of such demand to Purchaser, nor thereafter if Title Company shall have received written notice of objection from Purchaser in accordance with paragraph (b) below; or

(iii)          to Purchaser upon receipt of written demand therefor, stating that either (x) this Agreement has been terminated pursuant to a provision hereof [(other than Section 5.5)] and certifying the basis for such termination, or (y) Seller has defaulted in performance of Seller’s obligations under this Agreement and the facts and circumstances underlying such default or that Purchaser is otherwise entitled to the Deposit under the provisions of this Agreement; provided, however, that Title Company shall not honor such demand until at least ten (10) Business Days after it has sent a copy of such demand to Seller, nor thereafter if Title Company shall have received written notice of objection from Seller in accordance with paragraph (b) below.

(b)           Upon receipt of written demand for the Deposit by Purchaser or Seller pursuant to clause (a)(ii) or (a)(iii) above, Title Company shall promptly send a copy thereof to the other party.  The other party shall have the right to object to the delivery of the Deposit by sending written notice of such objection to Title Company within ten (10) Business Days after Title Company sends a copy of the written demand to the objecting party.  Upon receipt of such notice, Title Company shall promptly send a copy thereof to the party who made the written demand.

(c)           In the event of any dispute between the parties, Title Company shall disregard all instructions received and may hold the Deposit until the dispute is mutually resolved and Title Company is advised of this fact in writing by both Seller and Purchaser, or Title Company is otherwise instructed by a final judgment of a court of competent jurisdiction.

(d)           In the event Title Company shall be uncertain as to its duties or rights hereunder or shall receive conflicting instructions, claims or demands from the parties hereto, or instructions which conflict with any of the provisions of this Agreement, Title Company shall be entitled to refrain from taking any action other than to keep safely the Deposit until Title Company shall be instructed otherwise in writing signed by both Seller and Purchaser, or by final judgment of a court of competent jurisdiction.

(e)                                   Title Company may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that any modification of this Schedule 3.1 shall be signed by Title Company, Purchaser and Seller.

(f)                                     Seller and Purchaser shall jointly and severally hold Title Company harmless against any loss, damage, liability or expense incurred by Title Company not caused by its willful misconduct, gross negligence or breach of these escrow provisions, arising out of or in connection with its entering into this Agreement and the carrying out of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim of liability or participating in any legal proceeding.

(g)                                       Title Company may receive certain benefits from the financial institution where the funds are deposited.  Based upon the deposit of escrow funds in demand deposit accounts and other relationships with the financial institution, Title Company is eligible to participate in a program whereby it may (i) receive favorable loan terms and earn income from the investment of loan proceeds and (ii) receive other benefits offered by the financial institution, but any such benefits derived by Title Company shall in no way limit the rights of Seller or Purchaser to the Deposit as set forth herein.

(h)                                             The Title Company may at its sole discretion resign from its duties as escrow agent by giving thirty (30) days written notice thereof to the parties hereto.  The parties shall furnish to the Title Company written instructions for the release of the Deposit and escrow documents.  If the Title Company shall not have received such written instructions within the thirty (30) days, the Title Company may petition any court of competent jurisdiction for the appointment of a successor escrow agent and upon such appointment deliver the Deposit and escrow documents to such successor.  Costs and fees incurred by the Title Company may, at the option of the Title Company, be deducted from any funds held pursuant hereto.

Seller and Purchaser do hereby certify that they are aware that the Federal Deposit Insurance Corporation (“FDIC”) coverages apply only to a cumulative maximum amount of $100,000 for each individual deposit for all of the depositor’s accounts at the same or related institution.  The parties hereto further understand that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit are not covered at all by FDIC insurance.

Further the parties hereto understand that Title Company assumes no responsibility for, nor will the parties hereto hold Title Company liable for, a loss occurring which arises from the fact that the amount of the above account may cause the aggregate amount of any individual depositor’s accounts to exceed $100,000 and that the excess amount is not insured by the Federal Deposit Insurance Corporation or that FDIC insurance is not available on certain types of bank instruments.

JOINDER BY THE TITLE COMPANY

By its execution hereof, the Title Company hereby (i) covenants and agrees to hold the Deposit in accordance with the above provisions, and (ii) acknowledges receipt of a copy of the

Real Estate Purchase and Sale Agreement to which this Schedule 3.1 is attached.

[ ]

Name:

By:

Title:

Date:

Schedule 5.1

(1)                                  the Lease, and all notices, material correspondence or other material written communications or agreements between the Company and the Tenant (or their respective agents or representatives) relating to the Lease and/or the Real Property, including any pending or proposed amendments to the Lease;

(2)                                  any tenant estoppel certificates or subordination, nondisturbance and attornment agreements previously provided by the Tenant;

(3)                                  copies of any documents relating to any proposed or actual sublease or assignment of the Tenant’s interest under the Lease, to the extent in Seller’s or the Company’s possession or control;

(4)                                  copies of all financial, profile and background information concerning the Tenant that is in Seller’s or the Company’s possession or control;

(5)                                  a summary of all security deposits paid under the Lease;

(6)                                  a copy of the Tenant’s current insurance certificate;

(7)                                  copies of Tenant billings and reconciliations for the three (3) calendar years preceding the Effective Date and for the current year;

(8)                                  a copy of all leasing and management agreements relating to the Property;

(9)                                  a schedule of any leasing commissions that are due under the Lease or will become due upon and extension, expansion or renewal of the Lease;

(10)                            all Warranties in Seller’s or the Company’s possession or control;

(11)                            all Contracts;

(12)                            as-built plans and specifications for the Improvements;

(13)                            a certificate of occupancy for the Improvements and all other Permits in Seller’s or the Company’s possession or control;

(14)                            all engineering, geotechnical, environmental, and other similar studies, reports or correspondence relating thereto in the possession or control of Seller or the Company relating to the Property (the “Reports”); it being understood and agreed by the parties hereto that Seller is in no way warranting or representing, express or implied, the accuracy or completeness of anything contained in the Reports;

(15)                            copies of all tax bills and statements for the Property for the three (3) calendar years preceding the Effective Date and for the current year, and copies of any notices of actual or proposed reassessments of the Property;

(16)                            copies of all utility bills and statements for the Property for the three (3) calendar years preceding the Effective Date and for the current year;

(17)                            copies of monthly and annual operating statements for the Property for the three (3) calendar years preceding the Effective Date and year-to-date statements for the current year;

(18)                            a report of material maintenance and capital improvements conducted by the Company at the Property for the three (3) calendar years preceding the Effective Date and during the current year, and a description of any capital improvements or material maintenance scheduled to occur within the two (2) year period following the Effective Date;

(19)                            copies of any notices received in connection with any purported or actual violation at the property of any Legal Requirement;

(20)                            copies of any Reciprocal Easement Agreements and agreements with any governmental agencies relating to the development, construction, ownership or operation of the Property;

(21)                          copies of the existing insurance policies for the Property as required under the Lease together with recent invoices with respect thereto; and

(22)                            copies of the Company’s Organizational Documents.

EXHIBIT A

DESCRIPTION OF LAND

EXHIBIT B

FORM OF
LEASE ESTOPPEL CERTIFICATE

Landlord:

Tenant:

Tenant Trade Name:

Lender: Connecticut General Life Insurance Company

New Landlord:

Premises:

Area: Sq.Ft.	Lease Date:

The undersigned Tenant of the above-referenced lease (the “Lease”) hereby ratifies the Lease and certifies to Landlord, to Lender as mortgagee of the Real Property of which the premises demised under the Lease (the “Premises”) is a part and to New Landlord, as purchaser of the Premises and any other purchaser or potential purchaser, as follows:

1.                                       That the term of the Lease commenced on                         , 20    and the Tenant is in full and complete possession of the Premises and has commenced full occupancy and use of the Premises, such possession having been delivered by the original landlord and having been accepted by the Tenant.

2.                                       That the Lease calls for monthly rent installments of $                     to date and that the Tenant is paying monthly installments of rent of $                      which commenced to accrue on the                             day of                     , 20  .

3.                                       That no advance rental or other payment has been made in connection with the Lease, except rental for the current month, there is no “free rent” or other concession under the remaining term of the lease and the rent has been paid to and including                                  , 20  .

4.                                       That a security deposit in the amount $                        is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

5.                                       That all obligations and conditions under said Lease to be performed to date by Landlord or Tenant have been satisfied, free of defenses and set-offs including all construction work in the Premises.

6.                                       That the Lease is a valid lease and in full force and effect and represents the entire agreement between the parties; that there is no existing default on the part of the

Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which, with the passing of time or giving of notice or both, would constitute an event of default; and that said Lease has:  (initial one)

☐ not been amended, modified, supplemented, extended, renewed or assigned.

☐ been amended, modified, supplemented, extended, renewed or assigned as follows by the following described agreements:

7.                                       That the Lease provides for a primary term of                months; the term of the Lease expires on the                 day of            20  ; and that:

(initial all applicable subparagraphs)

☐ neither the Lease nor any of the documents listed above in Paragraph 6, if any, contain an option for any additional term or terms or an option to terminate the Lease prior to the expiration date set forth above.

☐ the Lease and/or the documents listed above in Paragraph 6 contain an option for            additional term(s) of         year(s) and           months(s) (each) at a rent to be determined as follows:

☐ the Lease and/or the documents listed above in Paragraph 6 contain an option to terminate the lease prior to the date set forth above as follows:

8.                                       That Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

9.                                       That, to the best of Tenant’s knowledge, there is no apparent or likely contamination of the Real Property or the Premises by Hazardous Materials, and Tenant does not use, nor has Tenant disposed of Hazardous Materials in violation of Environmental Laws on the Real Property or the Premises.

10.                                 That there are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or any state thereof.

11.                                 That this certification is made knowing that Lender, Landlord and New Landlord are relying upon the representations herein made.

Tenant:

By:
Name:
Title:

The undersigned New Landlord hereby ratifies the Lease and, certifies to Lender that, to the best of its knowledge, the foregoing is true, correct and complete in all material respects.

New Landlord:

By:
Name:
Title:

EXHIBIT C

LEASE RELATED DISCLOSURES

EXHIBIT D

EXCEPTIONS TO SELLER REPRESENTATIONS

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS (this “Assignment”) is made as of             , 20  , by and between STAG III Properties, LLC, a Delaware limited liability company (“Assignor”), and                       (“Assignee”).

Background

A.            Assignor is the owner of 100% of the total membership interests in [PROPERTY ENTITY], LLC, a Delaware limited liability company (the “Company”); and

B.            Assignor desires to assign, and Assignee desires to assume, all of Assignor’s right, title and interest in the Company (the “Membership Interests”) as hereinafter provided.

Agreement

NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which are hereby acknowledged by Assignor, the parties hereto agree as follows:

1.             Recitals.  The recitals set forth above are incorporated herein by reference.

2.             Assignment and Assumption of Membership Interest.  Assignor hereby assigns, transfers and sets over unto Assignee, and Assignee hereby accepts and assumes, the Membership Interests, including, but not limited to, all right, title and interest in and to all distributions, capital account, capital, income, gain, loss and deductions of the Company, relating to or allocable to the Membership Interests arising from and after the date hereof and Assignee agrees to be bound as a member of the Company.  Assignor hereby expressly assigns, transfers and sets over unto Assignee all of the management, control and authority rights held by Assignor in the Company.

3.             Effective Date.  The assignment herein made is effective as of the date hereof, and from and after such date that portion of the capital, distributions, income, gain, loss and deductions of the Company allocable to the Membership Interests shall be credited, charged distributed, as the case may be, to the Assignee and not to the Assignor.

4.             Representations and Warranties by Assignor.  The Assignor hereby represents and warrants that (i) the execution, delivery and performance by Assignor of this Assignment are within its limited liability company powers and have been duly authorized by all necessary company action on its part; and (ii)  the Assignor is the owner of the Membership Interests free and clear of all liens, claims, security interests, transfer restrictions and other encumbrances.

5.             Representations and Warranties by Assignee.  The Assignee hereby represents and warrants that the execution, delivery and performance by Assignee of this Assignment are within its limited liability company powers and have been duly authorized by all necessary company action on its part.

6.             Indemnity.  Assignor agrees to indemnify Assignee against, and hold Assignee harmless from, any and all costs, liabilities, losses, damages and expenses caused, directly or indirectly, by any action taken or failure to act by Assignor with respect to the Membership Interests arising prior to the date hereof and arising, directly or indirectly, from Assignor’s obligations as a member of the Company.  Assignee agrees to indemnify Assignor against, and hold Assignor harmless from, any and all costs, liabilities, losses, damages and expenses caused, directly or indirectly, by any action taken or failure to act by Assignee with respect to the Membership Interests arising on or subsequent to the date hereof and arising, directly or indirectly, from Assignee’s obligations as a member of the Company.

7.             Further Instruments.  Assignor and Assignee from time to time shall each execute and deliver to the other such further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Assignment and which are consistent with the provisions of this Assignment.

8.             Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, legal representatives, successors and assigns.

9.             Modification.  No supplement, modification, waiver or termination of this Assignment or any provision hereof shall be binding unless executed in writing by the parties hereto.

10.           Counterparts.  This Assignment may be executed in any number of counterparts each of which shall be considered an original for all purposes.

[Signature Page Follows]

Executed as a sealed instrument as of the date and year first written above.

Assignor:

STAG III Properties, LLC, a Delaware limited liability company

By:
Name:
Title:

Assignee:

By:
Name:
Title:

EXHIBIT F

UPDATED REPRESENTATION CERTIFICATE

The undersigned, as Seller under a Purchase and Sale Agreement (“Purchase Agreement”) dated as of                      , 20   between                 (“Seller”) and                        (“Purchaser”), does hereby certify to Purchaser that the representations and warranties set forth in Section 7.3 of the Purchase Agreement are hereby reaffirmed as of the date hereof.

Seller’s liability hereunder shall be subject to the limitations set forth in the Purchase Agreement.

Dated as of this       day of           , 20  .

SELLER

[ ]

By:

Name:

Title:

EXHIBIT G

LIST OF CONTRACTS

DATE OF CONTRACT
VENDOR	AND ALL AMENDMENTS	SERVICE	ADDRESS

EXHIBIT H

LIST OF PERSONAL PROPERTY

EXHIBIT I

LIST OF WARRANTIES

EXHIBIT J

ADDITIONAL REPRESENTATIONS AND WARRANTIES

(a)           Seller acknowledges that Purchaser intends the offer and issuance of any OP Units pursuant to this Agreement to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws by virtue of (i) the status of Seller as an “accredited investor” within the meaning of the federal securities laws, and (ii) Regulation D promulgated under Section 4(2) of the Securities Act (“Regulation D”), and that Purchaser will rely in part upon the representations and warranties made by Seller in this Agreement in making the determination that the offer and issuance of the OP Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to “accredited investors.”

(b)           Seller is an “accredited investor” within the meaning of the federal securities laws.

(c)           Seller will acquire the OP Units for its own account and not with a view to, or for sale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Seller does not intend or anticipate that Seller will rely on this investment as a principal source of income.

(d)           Seller has sufficient knowledge and experience in financial, tax and business matters to enable him to evaluate the merits and risks of investment in the OP Units.  Seller has the ability to bear the economic risk of acquiring the OP Units.  Seller acknowledges that (i) the transactions contemplated by this Agreement involve complex tax consequences for Seller, and Seller is relying solely on the advice of Seller’s own tax advisors in evaluating such consequences, (ii) Purchaser has not made (nor shall it be deemed to have made) any representations or warranties as to the tax consequences of such transaction to Seller, and (iii) references in this Agreement to the intended tax effect of the transactions contemplated hereby shall not be deemed to imply any representation by Purchaser as to a particular tax effect that may be obtained by Seller.  Seller remains solely responsible for all tax matters relating to Seller.

(e)           Seller has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the OP Units and any other information Seller has requested.  Seller has had an opportunity to ask questions of, and receive information and answers from, Purchaser and its affiliates concerning Purchaser , its affiliates, the OP Units, the IPO and the REIT Shares into which the OP Units may be redeemed, and to assess and evaluate any information supplied to Seller by Purchaser or its affiliates, and all such questions have been answered, and all such information has been provided to the full satisfaction of Seller.

(f)            Seller acknowledges that it is aware that there are substantial restrictions on the transferability of the OP Units and that the OP Units will not be registered under the Securities Act or any state securities laws, and Seller has no right to require that they be so registered.  Seller agrees that any OP Units it acquires will not be sold in the absence of registration unless such sale is exempt from registration under the Securities Act and applicable state securities laws.  Seller acknowledges that Seller shall be responsible for compliance with all conditions on transfer imposed by any securities authority and for any expenses incurred by Purchaser for legal or accounting services in connection with reviewing such a proposed transfer or issuing opinions in connection therewith.

(g)           Seller understands that no federal agency (including the Securities and Exchange Commission) or state agency has made or will make any finding or determination as to the fairness of an investment in the OP Units.

(h)           Seller understands that there is no established public, private or other market for the OP Units acquired by Seller hereunder and it is not anticipated that there will be any public, private or other market for such OP Units in the foreseeable future.

(i)            Seller understands that Rule 144 promulgated under the Securities Act is not currently available with respect to the sale of OP Units.

EXHIBIT H

LIST OF LOAN DOCUMENTS, ESCROW BALANCES AND RESERVE BALANCES

EXHIBIT I

FORM OF FIRPTA CERTIFICATE

FIRPTA Certificate

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  To inform the transferee that withholding of tax is not required upon the transfer of membership interests of a limited liability company owning a U.S. real property interest by STAG III Properties, LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of STAG Investments III, LLC, a Delaware limited liability company (“Transferor”), the undersigned, the Transferor’s manager, hereby certifies the following on behalf of the Transferor:

i)              The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder);

ii)             The Transferor is not a disregarded entity as defined in Treasury Regulations Section 1.1445-2(b)(2)(iii).

iii)            The Transferor’s employer identification number is                                                         ; and

iv)           The Transferor’s address is:

c/o STAG Capital Partners, LLC
99 High Street, 28th Floor
Boston, MA  02110

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated:	By:	STAG Manager III, LLC

By:
Name:
Title:
Date: , 20